Execution Version

Exhibit 4.5

After recording return to: S, Marcus Calloway, Esq. Calloway Title and Escrow, LLC Suite 285 4170 Ashford Dunwoody Road Atlanta, GA 30319
PLEASE CROSS REFERENCE TO:
Deed Book 598, Page 71, Burke County, Georgia records,
Deed Book 714, Page 285, Burke County, Georgia records,
Deed Book 905, Page 225, Burke County, Georgia records,
Deed Book 905, Page 272, Burke County, Georgia records,
Deed Book ___, Page ___, Burke County, Georgia records, and
Deed Book ___, Page ___, Burke County, Georgia records

AMENDED AND RESTATED
OWNERS CONSENT TO ASSIGNMENT AND DIRECT AGREEMENT
AND AMENDMENT TO PLANT ALVIN W. VOGTLE
ADDITIONAL UNITS OWNERSHIP PARTICIPATION AGREEMENT

This AMENDED AND RESTATED OWNERS CONSENT TO ASSIGNMENT AND DIRECT AGREEMENT AND AMENDMENT TO PLANT ALVIN W. VOGTLE ADDITIONAL UNITS OWNERSHIP PARTICIPATION AGREEMENT (this “ Agreement”), dated as of March 22, 2019, is by and among GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia (“GPC”), OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized and existing under the laws of the State of Georgia (“OPC”), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, a public body corporate and politic and an instrumentality of the State of Georgia (“MEAG”), MEAG POWER SPVJ, LLC, a limited liability company organized and existing under the laws of the State of Georgia (“SPVJ”), MEAG POWER SPVM, LLC, a limited liability company organized and existing under the laws of the State of Georgia (“SPVM”), MEAG POWER SPVP, LLC, a limited liability company organized and existing under the laws of the State of Georgia (“SPVP”), and the CITY OF DALTON, GEORGIA, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners (“Dalton”) (GPC, OPC, SPVJ, SPVM, SPVP and Dalton, being hereinafter individually referred to as an “Owner” and, collectively, the “Owners”), the UNITED STATES DEPARTMENT OF ENERGY acting by and through the Secretary of Energy (or appropriate authorized representative thereof) (“DOE”), and PNC BANK, NATIONAL ASSOCIATION, doing business as Midland Loan Services, a division of PNC Bank, National Association (in its capacity as collateral agent under the GPC Security Documents (as defined in Section 1.01 hereof), the “GPC Collateral Agent”, and, in its capacity as collateral agent under each of the MEAG Borrower Security Documents (as defined in Section 1.01 hereof), the “MEAG Borrower Collateral Agent”).

RECITALS
1.    WHEREAS, each of the Owners intends to expand the facilities at the existing nuclear power generating facility commonly known as the Alvin W. Vogtle Electric Generating Plant located in Burke County, Georgia, near Waynesboro, Georgia, on the west bank of the Savannah River, by developing, constructing, owning, operating and maintaining two additional nuclear generating units, consisting of two Westinghouse AP1000 nuclear reactors, each with a nominally rated generating capacity of approximately 1,100 megawatts, natural draft cooling towers, intake and discharge structures, associated transmission facilities, fuel and ancillary structures supporting the power generation process (collectively, the “Project”), located adjacent to such existing facility;
2.    WHEREAS, the Owners and MEAG are parties to the Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, dated as of April 21, 2006 and recorded in Deed Book 598 at pages 71-229, Burke County, Georgia Records, as amended by Amendment No. 1 dated as of April 8, 2008 and recorded in Deed Book 714 at pages 285-292, Burke County, Georgia Records, as further amended by Omnibus Amendment Regarding Plant Vogtle Additional Units Description, made as of the 1st day of December 2013 and recorded in Deed Book 905 at pages 225-233, Burke County, Georgia Records (the “Omnibus Amendment”), as further amended by Amendment No. 2 dated as of February 20, 2014 and recorded in Deed Book 905 at pages 272-306, Burke County, Georgia Records, as further amended by the Owners’ Continuation Agreement and Amendment (as defined herein) and the Global Amendment (as defined herein) (as amended by this Agreement and as further amended in accordance with this Agreement, the “Ownership Agreement”);
3.    WHEREAS, in connection with the Project, GPC, acting for itself and in its capacity as agent for the other Owners (in such capacity, the “Owners’ Agent”), entered into that certain Engineering, Procurement and Construction Agreement, dated as of April 8, 2008 (the “EPC Contract”), with a consortium consisting of Westinghouse Electric Company LLC and Stone & Webster, Inc. (either or both of Westinghouse Electric Company LLC and Stone & Webster, Inc. being hereinafter referred to, individually or collectively, in such capacity, as “EPC Contractor”);
4.    WHEREAS, (a) on February 20, 2014, the Federal Financing Bank, a body corporate and instrumentality of the United States of America (“FFB”), DOE, and each of GPC and OPC entered into a separate note purchase agreement, under which certain promissory notes were issued by GPC and OPC, respectively, and purchased by FFB; and (b) on June 24, 2015, FFB, DOE and each of SPVJ, SPVM and SPVP (each a “MEAG Borrower”, and together with GPC and OPC, each a “Borrower” and collectively the “Borrowers”) entered into a separate note purchase agreement (each of the note purchase agreements of the Borrowers referred to in this recital 4, an “Original Note Purchase Agreement”), under which certain promissory notes (each promissory note executed by a Borrower to evidence its indebtedness pursuant to the applicable Original Note Purchase Agreement, an “Original Promissory Note”) were issued by SPVJ, SPVM and SPVP, respectively, and purchased by FFB;

5.    WHEREAS, pursuant to those certain Secretary’s Guarantees, dated as of February 20, 2014 (in the case of GPC and OPC) and dated as of June 24, 2015 (in the case of the MEAG Borrowers) (each, an “Original DOE Guarantee”), made by DOE to and for the benefit of FFB, DOE guaranteed all or a portion of the indebtedness of a Borrower evidenced by its respective Original Promissory Note or Original Promissory Notes, as applicable;
6.    WHEREAS, pursuant to those certain Loan Guarantee Agreements, dated as February 20, 2014 (in the case of GPC and OPC) and dated as of June 24, 2015 (in the case of the MEAG Borrowers), by and between each Borrower and DOE (each an “Original Loan Guarantee Agreement”), each Borrower has agreed to reimburse DOE for any payments made by DOE under such Borrower’s Original DOE Guarantee or Original DOE Guarantees;
7.    WHEREAS, pursuant to each Borrower’s Security Documents (as in effect at the time of the closing of such Borrower’s Original Loan Guarantee Agreement), each Borrower made a collateral assignment of, among other things, its right in and to the EPC Contract and its undivided ownership interest in the Project to the applicable DOE Collateral Agent as security for such Borrower’s reimbursement and other obligations to DOE under its Original Loan Guarantee Agreement and other Original Loan Guarantee Documents (and in the case of OPC, its obligations under its Original Promissory Notes);
8.    WHEREAS, it was a condition precedent to DOE’s execution and delivery of the Original Loan Guarantee Documents that each of the parties thereto execute and deliver the Original Owners Direct Agreement (as defined in Section 1.01 hereof), and that each MEAG Borrower and the MEAG Borrower Collateral Agent accede to the Original Owners Direct Agreement pursuant to the Accession Agreements (as defined in Section 1.01), which Original Owners Direct Agreement provided for, among other things, the terms and conditions under which DOE could elect to (i) assume the rights and obligations of the Owners (other than any Owner that elected to continue construction pursuant to Section 3.8 of the Development Agreement (a “Continuing Owner”)) under the EPC Contract in the event the Owners’ Agent proposed to terminate the EPC Contract for convenience and cancel the Project (the “EPC Assignment and Assumption”) and (ii) following completion of the EPC Assignment and Assumption, purchase the ownership interests of the Owners (other than any Continuing Owner);

9.    WHEREAS, the EPC Contractor filed for protection under Chapter 11 of the Bankruptcy Code (as defined in Section 1.01 hereof), and the EPC Contract was rejected in connection with those proceedings (the “EPC Rejection”);

10.    WHEREAS, (a) concurrently with the EPC Rejection, GPC, on behalf of itself and as Owners’ Agent, entered into the Amended and Restated Services Agreement, dated as of July 20, 2017 (the “Services Agreement”), by and between GPC acting for itself and as Owners’ Agent and Westinghouse Electric Company, LLC and WECTEC Global Project Services, Inc. (collectively, in such capacity, the “Service Provider”) and (b) subsequent to the EPC Rejection, GPC, on behalf of itself and as Owners’ Agent, entered into the Construction Completion Agreement, dated as of October 23, 2017 (the “Construction Completion Agreement” and, together with the Services Agreement, the “Construction Contracts”), between GPC acting for itself and as Owners’ Agent and Bechtel Power Corporation (the “CCA Contractor”);

11.    WHEREAS, on the date hereof, the FFB, DOE, and each of GPC, OPC and each MEAG Borrower entered into a separate note purchase agreement (each of the note purchase agreements referred to in this recital 11, an “Additional Note Purchase Agreement” and, together with the Original Note Purchase Agreements, the “Note Purchase Agreements”), under which certain promissory notes (each promissory note executed by a Borrower to evidence its indebtedness pursuant to the applicable Additional Note Purchase Agreement, an “Additional Promissory Note” and, together with the Original Promissory Notes, the “Promissory Notes”) were issued by GPC, OPC and each MEAG Borrower, respectively, and purchased by FFB;
12.    WHEREAS, pursuant to those certain Secretary’s Guarantees, dated as of the date hereof (collectively, the “Additional DOE Guarantees” and, together with the Original DOE Guarantees, the “DOE Guarantees”), made by DOE to and for the benefit of FFB, DOE is guaranteeing all or a portion of the indebtedness of a Borrower evidenced by its respective Additional Promissory Note or Additional Promissory Notes, as applicable;
13.    WHEREAS, pursuant to those certain Amended and Restated Loan Guarantee Agreements, dated as of the date hereof, by and between each Borrower and DOE (each an “Amended and Restated Loan Guarantee Agreement”), each Borrower has agreed to reimburse DOE for any payments made by DOE under such Borrower’s DOE Guarantees;
14.    WHEREAS, pursuant to GPC’s Security Documents, GPC has made a collateral assignment of and granted a security interest in, among other collateral, its rights in and to the Assigned Agreements and its undivided ownership interest in the Project (the “GPC Security Interest”) to the GPC Collateral Agent as security for GPC’s reimbursement and other obligations to DOE under its Amended and Restated Loan Guarantee Agreement and other Loan Guarantee Documents;
15.    WHEREAS, OPC has made a collateral assignment of its rights and granted a security interest in substantially all of its real and personal tangible assets and certain intangible assets, including its rights in and to the Assigned Agreements and its undivided ownership interest in the Project (the “OPC Security Interest”) to the OPC Trustee (as defined in Section 1.01 hereof) under that certain Indenture, dated as of March 1, 1997, made by OPC to the OPC Trustee (the “OPC Indenture”), and (i) to evidence and provide security for OPC’s obligations to FFB under OPC’s Original Promissory Notes and reimbursement obligations to DOE with respect to any payments made by DOE under OPC’s Original DOE Guarantee, OPC issued under the OPC Indenture on February 20, 2014, in each case, as an Additional Obligation (as defined in the OPC Indenture), (A) two Original Promissory Notes to FFB and (B) two reimbursement promissory notes to DOE (the “Original DOE Reimbursement Notes”) and (ii) to evidence and provide security for OPC’s obligations to FFB under OPC’s Additional Promissory Note and reimbursement obligations to DOE with respect to any payments made by DOE under OPC’s Additional DOE Guarantee, OPC is issuing under the OPC Indenture, on the date hereof, in each case, as an Additional Obligation, (A) one Additional Promissory Note to FFB and (B) one reimbursement promissory note to DOE (the “Additional DOE Reimbursement Note” and, together with the Original DOE Reimbursement Notes, the “DOE Reimbursement Notes”);
16.    WHEREAS, pursuant to each MEAG Borrower’s Security Documents, each MEAG Borrower has made a collateral assignment of and granted a security interest in, among other collateral, its rights in and to the Assigned Agreements and its undivided ownership interest in the Project, and MEAG has pledged all of the equity interests in such MEAG Borrower (each of the foregoing security interests collectively, the “MEAG Borrower Security Interest” and, together with the GPC Security Interest and the OPC Security Interest, collectively the “Security Interests” and individually, a “Security Interest”) to the MEAG Borrower Collateral Agent as security for such MEAG Borrower’s reimbursement and other obligations to DOE under its Amended and Restated Loan Guarantee Agreement and other Loan Guarantee Documents;
17.    WHEREAS, pursuant to the Owners’ Continuation Agreement and Amendment and the Global Amendment, Section 3.8 of the Development Agreement has been revised to provide that GPC may in its sole discretion elect to cancel the construction, completion, testing, startup and pre-operational turnover of the Project, and to eliminate the right of the other Owners to elect to continue the Project pursuant to Section 3.8 of the Development Agreement following a decision of GPC to cancel the Project; and
18.    WHEREAS, it is a condition precedent to DOE’s execution and delivery of each of the Amended and Restated Loan Guarantee Agreements that each of the parties hereto execute and deliver this Agreement for the purpose of amending certain of the terms of the Original Owners Direct Agreement as provided herein;
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree that the Original Owners Direct Agreement is amended and restated in its entirety as follows:

SECTION 1:	Definitions and Interpretation.

1.01    Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
“Accession Agreements” means (a) the Accession Agreement, dated as of June 24, 2015, made by SPVJ and the MEAG Borrower Collateral Agent, (b) the Accession Agreement, dated as of June 24, 2015, made by SPVM and the MEAG Borrower Collateral Agent, and (c) the Accession Agreement, dated as of June 24, 2015, made by SPVP and the MEAG Borrower Collateral Agent.
“Additional DOE Guarantees” has the meaning ascribed to it in recital 12.
“Additional DOE Reimbursement Note” has the meaning ascribed to it in recital 15.
“Additional Installment Option Payment Amount” has the meaning ascribed to it in Section 2.08(e)(ii).
“Additional Note Purchase Agreement” has the meaning ascribed in recital 11.
“Additional Promissory Note” has the meaning ascribed in recital 11.

“Additional Proportionate Interests” has the meaning ascribed to it in Section 2.08(d)(i).
“Additional Units” means Vogtle Unit No. 3 and Vogtle Unit No. 4.
“Advance Notice Period” has the meaning ascribed to it in Section 2.08(a)(i).
“Agreement” has the meaning ascribed to it in the preamble.
“Agreement Termination Date” means the first day on which the Debt Termination Date has occurred for all Borrowers.
“Amended and Restated Loan Guarantee Agreements” has the meaning ascribed to it in recital 13.
“Assigned Agreements” means the Owner Documents, the Construction Completion Agreement, the IP Agreements and the agreements listed on Appendix A.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Beacon Software” means the AP1000-compatible version of Best Estimate Analysis for Core Operation Nuclear - Direct Margin Monitor System and its related deliverables to be used in the operation of the Project.
“Beacon Software Agreement” means the agreement, to be entered into after the date of this Agreement by the Service Provider and the Owners’ Agent, on behalf of itself and as agent for the other Owners, pursuant to which the Owners will acquire the Beacon Software including a license for the use thereof.
“Borrower(s)” has the meaning ascribed to it in recital 4; provided, however, that a Borrower shall exclude any Person with respect to which the Debt Termination Date has occurred.
“CCA Assignment and Assumption” has the meaning ascribed to it in Section 2.08(c)(v).
“CCA Contractor” has the meaning ascribed to it in recital 10.
“CCA Suspension Period” has the meaning ascribed to it in Section 2.08(c)(ii).
“Commercial Operation” means, with respect to an Additional Unit, midnight following the achievement of all of the following with respect to such Additional Unit: (i) occurrence of the Commercial Operation Date under and as defined in the Construction Completion Agreement; (ii) demonstration by the Owners’ Agent that the related transmission facilities have been completed and such Additional Unit is capable of producing and delivering energy to the transmission system; and (iii) such Additional Unit is declared available for dispatch.
“Construction Completion Agreement” has the meaning ascribed to it in recital 10.
“Construction Contracts” has the meaning ascribed to it in recital 10.

“Construction Contract Notice of Termination” has the meaning ascribed to it in Section 2.08(a)(i).
“Construction Contract Termination Consultation Period” has the meaning ascribed to it in Section 2.08(a)(i).
“Continuing Owner” has the meaning ascribed to it in recital 8.
“Cost Allocation Procedures” means the Plant Vogtle Cost Allocation Procedures, produced in accordance with the Development Agreement.
“Cost of Construction” has the meaning ascribed to it in the Ownership Agreement.
“Dalton” has the meaning ascribed to it in the preamble.
“Debarment Regulations” means (i) the Government wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (ii) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400 9.409, and (iii) the revised Government wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).
“Debt Termination Date” means, with respect to any Person, the first day on which the indebtedness evidenced by all of such Person’s Promissory Notes has been Indefeasibly Paid in cash in full (other than unasserted contingent indemnity obligations and other obligations that expressly survive termination of the applicable documents), all commitments of FFB under such Person’s Note Purchase Agreements and its other Loan Guarantee Documents have terminated, and such Person has Indefeasibly Paid in cash all sums due from it under its Amended and Restated Loan Guarantee Agreement and its other Loan Guarantee Documents (other than unasserted contingent indemnity obligations and other obligations that expressly survive termination of the applicable documents).
“Declaration of Covenants” means the Declaration of Covenants and Cross-Easements for Vogtle Additional Units, made as of April 21, 2006 and recorded in Deed Book 598 at pages 35-70, Burke County, Georgia Records, among the Owners, as amended by the Omnibus Amendment.
“Defaulting Borrower” means any Borrower with respect to which an LGA Event of Default has occurred and is continuing.
“Development Agreement” means the Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units, dated as of May 13, 2005 and recorded in Deed Book 547 at pages 1-35, Burke County, Georgia Records, among the Owners, as amended by Amendment No. 1, dated as of April 21, 2006 and recorded in Deed Book 598 at pages 230-239, Burke County, Georgia Records, as further amended by a letter agreement, dated April 19, 2007, as supplemented by a First Addendum, dated as of April 8, 2008, as further amended by Amendment No. 2, dated as of April 8, 2008 and recorded in Deed Book 714 at pages 271-277, Burke County, Georgia Records, as further amended by the Omnibus Amendment, as further amended by Amendment No. 3, dated as of February 20, 2014 and recorded in Deed Book 905 at page 240, Burke County, Georgia Records, as further amended by the Owners’ Continuation Agreement and Amendment, and as further amended by the Global Amendment.
“DOE” has the meaning ascribed to it in the preamble.
“DOE Additional Payment Amount” has the meaning ascribed to it in Section 2.08(d)(iv)(B).
“DOE Assumption Election” has the meaning ascribed to it in Section 2.08(c)(i).
“DOE Assumption Election Notice” has the meaning ascribed to it in Section 2.08(c)(i).
“DOE Collateral Agent(s)” means the GPC Collateral Agent, the OPC Trustee or the MEAG Borrower Collateral Agent, as applicable.
“DOE Cure Payment” has the meaning ascribed to it in Section 2.04(b).
“DOE Final Closing Payment Amount” has the meaning ascribed to it in Section 2.08(d)(v)(B).
“DOE Guaranteed Loan” means the indebtedness evidenced by a Promissory Note that is guaranteed, in whole or in part, by DOE pursuant to the applicable DOE Guarantee.
“DOE Guarantees” has the meaning ascribed to it in recital 12.
“DOE Initial Closing Payment Amount” has the meaning ascribed to it in Section 2.08(d)(iii)(B).
“DOE Reimbursement Notes” has the meaning ascribed to it in recital 15.
“DOE’s Ownership Interest” has the meaning ascribed to it in Section 2.08(d)(vi).
“Downgrade Notice” has the meaning ascribed to it in Section 2.03.
“EPC Assignment and Assumption” has the meaning ascribed to it in recital 8.
“EPC Contract” has the meaning ascribed to it in recital 3.
“EPC Contractor” has the meaning ascribed to it in recital 3.
“EPC Rejection” has the meaning ascribed to it in recital 9.
“Exchange Act” means the Securities and Exchange Act of 1934.
“Extended Approval Period” has the meaning ascribed to it in Section 2.08(c)(x).

“Facility Licenses” means (a) the IP License, dated as of July 20, 2017, by and between GPC acting for itself and as Owners’ Agent and the Service Provider, and (b) the Triggering Event IP License.
“Federal Government Business Day” means any Georgia Business Day other than a day on which FFB or the Federal Reserve Bank of New York is not open for business.
“FFB” has the meaning ascribed to it in recital 4.
“Final Closing” has the meaning ascribed to it in Section 2.08(d)(v).
“Final Percentage Interest” has the meaning ascribed to it in the Ownership Agreement. For the avoidance of doubt, the Final Percentage Interest of each Owner is: (i) in the case of GPC, 45.7%; (ii) in the case of SPVJ, 9.3466423%; (iii) in the case of SPVM, 7.6886571%; (iv) in the case of SPVP, 5.6647006%; (v) in the case of OPC, 30%; and (vi) in the case of Dalton, 1.6%.
“Fitch” means Fitch Ratings, a part of the Fitch Group.
“Georgia Business Day” means any calendar day other than a Saturday, Sunday or legal holiday recognized by the State of Georgia.
“Global Amendment” means the Global Amendments to Vogtle Additional Units Agreements, dated as of February 18, 2019, by and among the Owners and MEAG.
“GPC” has the meaning ascribed to it in the preamble.
“GPC Acquired Proportionate Interest” has the meaning ascribed to it in Section 2.08(d)(v).
“GPC Collateral Agent” has the meaning ascribed to it in the preamble.
“GPC Payment Amount” has the meaning ascribed to it in Section 2.08(d)(v)(B).
“GPC Security Documents” means, the Deed to Secure Debt, Security Agreement and Fixture Filing, dated as of February 20, 2014, and as amended and restated as of the date hereof, made by GPC to the GPC Collateral Agent.
“GPC Tender Payments” has the meaning ascribed to it in Section 2.08(d)(iii)(B).
“GPC Security Interest” has the meaning ascribed to it in recital 14.
“Indefeasibly Paid” means (a) at any time before both Additional Units have achieved Commercial Operation (as each such term is defined in the Ownership Agreement), paid by a Borrower and with respect to such payment (i) more than 90 days have passed since the date such payment was made without there having been filed any Insolvency Proceeding with respect to such Borrower, or (ii) in the event any Insolvency Proceeding shall have been filed with respect to such Borrower within 90 days of the date of such payment, no claim of avoidance with respect to such payment under section 547 of the Bankruptcy Code shall have been made before the expiration of the applicable period prescribed in Section 546(a) of the Bankruptcy Code, and (b) at any time from and after the Commercial Operation of both Additional Units, paid.
“Initial Closing” has the meaning ascribed to it in Section 2.08(d)(iii).
“Initial Closing Quarterly Information Date” has the meaning ascribed to it in Section 2.08(d)(iii)(B).
“Initial Transferred Proportionate Interest” has the meaning ascribed to it in Section 2.08(d)(i).
“Insolvency Proceedings” means any bankruptcy, insolvency, liquidation, reorganization, restructuring, controlled management, suspension of payments, scheme of arrangement, appointment of provisional liquidator, receiver or administrative receiver, petition for winding up or similar proceeding, under any applicable law, relating to debtor and creditor rights in any jurisdiction and whether voluntary or involuntary.
“Interim Period” has the meaning ascribed to it in Section 2.08(c)(iii).
“Interim Period Payment Amount” All costs and expenses incurred by DOE (a) pursuant to its obligation under the first sentence of Section 2.08(c)(iv) or (b) in connection with providing, or pursuant to, any payment assurance or indemnity provided pursuant to the second sentence of Section 2.08(c)(iv).
“Investment Grade” means, with respect to a rating given by a Major Rating Agency, (a) in the case of Moody’s, a rating equal to or higher than Baa3 (or the equivalent), (b) in the case of S&P, a rating equal to or higher than BBB- (or the equivalent), (c) in the case of Fitch, a rating equal to or higher than BBB- (or the equivalent) and (d) in the case of a Substitute Rating Agency, an investment grade credit rating equivalent to any of the foregoing ratings.
“IP Agreement Default” has the meaning ascribed to it in Section 2.04(a).
“IP Agreement Default Notice” has the meaning ascribed to it in Section 2.04(a).
“IP Agreements” means the Services Agreement, the Westinghouse Fuel Assembly Agreement, the Westinghouse License Agreement, the Facility Licenses, the Southern Nuclear Direct Agreement (as defined in each Amended and Restated Loan Guarantee Agreement), the Beacon Software Agreement, any replacement agreement for any of the foregoing and any Additional Project Document (as defined in each Amended and Restated Loan Guarantee Agreement) for the supply of fuel assemblies and/or related required software for the Project.
“Knowledge” means, with respect to any Owner, the actual knowledge of any officer of such Owner.
“LGA Event of Default” means, with respect to any Borrower, an “Event of Default” as such term is defined in such Borrower’s Amended and Restated Loan Guarantee Agreement.

“Loan Guarantee Documents” means, with respect to any Borrower, the Loan Documents as defined in such Borrower’s Amended and Restated Loan Guarantee Agreement.
“Major Rating Agencies” means (a) each of S&P, Moody’s and Fitch; and (b) if any of Moody’s, S&P or Fitch ceases to rate the relevant Owner or MEAG, as the case may be, or fails to make a rating of such Owner or MEAG, as the case may be, publicly available for reasons outside of the control of such Borrower or (in the case of a MEAG Borrower or MEAG) MEAG, as the case may be, a Substitute Rating Agency.
“MEAG” has the meaning ascribed to it in the preamble.
“MEAG Borrower” has the meaning ascribed to it in recital 4.
“MEAG Borrower Collateral Agent” has the meaning ascribed to it in the preamble.
“MEAG Borrower Security Documents” with respect to each MEAG Borrower, means the Deed to Secure Debt, the Bond Resolution, the Security Agreement, the Accounts Agreement, the Blocked Accounts Agreement, the Equity Pledge Agreement and the Validation Order (as each such term is defined in such MEAG Borrower’s Amended and Restated Loan Guarantee Agreement), in each case, if applicable, as amended and restated as of the date hereof.
“MEAG Borrower Security Interest” has the meaning ascribed to it in recital 16.
“MEAG SPV Equity” has the meaning ascribed to it in Section 2.02(a).
“Moody’s” means Moody’s Investors Service, Inc.
“New Aggregate Percentage Interest” has the meaning ascribed to it in Section 2.08(d)(iv).
“No Replacement Event” has the meaning ascribed to it in Section 2.08(b).
“Note Purchase Agreements” has the meaning ascribed to it in recital 11.
“NRC” means the U.S. Nuclear Regulatory Commission, an agency of the United States of America.
“Nuclear Managing Board Agreement” means the Second Amended and Restated Nuclear Managing Board Agreement for Plant Hatch and Plant Vogtle, dated as of April 21, 2006, among the Owners, as amended by Amendment No. 1 dated as of April 8, 2008, and as further amended by Amendment No. 2 dated as of February 20, 2014.
“ODA Cost of Construction” means, with respect to any Person, without duplication, (a) all Cost of Construction incurred by such Person and (b) with respect to an Additional Unit, all other costs incurred by such Person in connection with the planning, design, licensing, acquisition, construction, completion, startup, commissioning, renewal, addition, modification, replacement or Decommissioning (as defined in the Ownership Agreement) of the applicable Additional Unit Property (as defined in the Ownership Agreement), or any portion thereof, that are (or, in the case of costs of DOE or its designee, including unreimbursed DOE Cure Payments and costs of DOE contemplated under Section 2.08, would, assuming such costs were costs of an Owner, be) properly recordable in accordance with the Electric Plant Instructions (as defined in the Uniform System of Accounts (as defined in the Ownership Agreement)), including interest cost attributable to the carrying of such Person’s respective investment in such Additional Unit Property.
“Omnibus Amendment” has the meaning ascribed to it in recital 2.
“OPC” has the meaning ascribed to it in the preamble.
“OPC Indenture” has the meaning ascribed to it in recital 15.
“OPC Indenture Event of Default” means an “Event of Default” as such term is defined in the OPC Indenture.
“OPC Security Interest” has the meaning ascribed to it in recital 15.
“OPC Trustee” means U.S. Bank National Association, as successor to SunTrust Bank, formerly SunTrust Bank, Atlanta, in its capacity as trustee under the OPC Indenture.
“Operating Agreement” means the Plant Alvin W. Vogtle Nuclear Units Amended and Restated Operating Agreement, dated as of April 21, 2006 and recorded in Deed Book 598 at pages 240-290, Burke County, Georgia Records, among the Owners, as amended by Amendment No. 1, dated as of April 8, 2008 and recorded in Deed Book 714 at pages 278-284, Burke County, Georgia Records, as further amended by the Omnibus Amendment, as further amended by Amendment No. 2, dated as of February 20, 2014 and recorded in Deed Book 905 at pages 261-271, Burke County, Georgia Records, and as further amended by the Global Amendment.
“Operator” means Southern Nuclear Operating Company, Inc., a corporation organized and existing under the laws of the State of Delaware.
“Original DOE Guarantees” has the meaning ascribed in recital 5.
“Original Loan Guarantee Agreements” has the meaning ascribed in recital 6.
“Original Loan Guarantee Documents” means, with respect to any Borrower, the Loan Documents as defined in such Borrower’s Original Loan Guarantee Agreement.
“Original Note Purchase Agreements” has the meaning ascribed in recital 4.
“Original Owners Direct Agreement” means the Owners Consent to Assignment and Direct Agreement and Amendment to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, dated as of February 20, 2014, by and among GPC, OPC, MEAG, Dalton, DOE and the GPC Collateral Agent, and as acceded to by the MEAG Borrowers and the MEAG Borrower Collateral Agent pursuant to the Accession Agreements.
“Original Promissory Notes” has the meaning ascribed in recital 4.

“Owner Actual Payment Amount” has the meaning ascribed to it in Section 2.08(d)(v)(B).
“Owner Additional Payment Amount” has the meaning ascribed to it in Section 2.08(d)(iv)(B).
“Owner Payment Amount” has the meaning ascribed to it in Section 2.08(d)(iii)(B).
“Owner Documents” means the Ownership Agreement, the Development Agreement, the Nuclear Managing Board Agreement, the Declaration of Covenants, the Cost Allocation Procedures, the Operating Agreement, the Owners’ Continuation Agreement and Amendment, the Global Amendment and all other contracts related to the Project entered into by the Owners related to any adjustments of undivided ownership interests in the Project or any changes material to the role of GPC with respect to the Project as Owners’ Agent or otherwise.
“Owner Party” has the meaning ascribed to it in Section 4.01.
“Owners” has the meaning ascribed to it in the preamble; provided, however, that following the sale or other transfer by an Owner of all of its Ownership Interest to another Person, such Owner shall no longer be an Owner for purposes of this Agreement.
“Owners’ Agent” has the meaning ascribed to it in recital 3.
“Owners’ Continuation Agreement and Amendment” means the Agreement Regarding Additional Participating Party Rights and Amendment No. 3 to Ownership Agreement and Amendment No. 4 to Development Agreement, dated as of November 2, 2017, by and among the Owners and MEAG, as amended by the First Amendment to Agreement Regarding Additional Participating Party Rights and Amendment No. 3 to Ownership Agreement and Amendment No. 4 to Development Agreement, dated as of August 31, 2018, by and among the Owners and MEAG, and as further amended by the Global Amendment.
“Ownership Agreement” has the meaning ascribed to it in recital 2.
“Ownership Agreement IP Default” has the meaning ascribed to it in Section 2.04(a).
“Ownership Agreement IP Default Notice” has the meaning ascribed to it in Section 2.04(a).
“Ownership Interest” has the meaning ascribed to it in the Ownership Agreement.
“Parties” means, collectively, the Owners, MEAG, DOE, the GPC Collateral Agent and the MEAG Borrower Collateral Agent.
“Person” means any natural person, corporation, company, partnership, limited liability company, firm, voluntary association, joint venture, trust, unincorporated organization, governmental authority, state instrumentality, political subdivision, or any other entity whether acting in an individual, fiduciary or other capacity.

“Prior Aggregate Percentage Interest” has the meaning ascribed to it in Section 2.08(d)(iv).
“Project” has the meaning ascribed to it in recital 1.
“Project Termination Notice” has the meaning ascribed to it in Section 2.08(a)(i).
“Promissory Notes” has the meaning ascribed to it in recital 11.
“Replacement Construction Contract” has the meaning ascribed to it in Section 2.08(a)(i).
“Replacement Construction Contract Termination Notice” has the meaning ascribed to it in Section 2.08(a)(i).
“Replacement Services Agreement” means a Replacement Construction Contract entered into with respect to the replacement of the Services Agreement.
“Retained Ownership Interest” has the meaning ascribed to it in Section 2.08(d)(vi).
“S&P” means Standard & Poor’s Global Ratings, a Standard & Poor’s Financial Services LLC business.
“Security Documents” means, (a) with respect to GPC, the GPC Security Documents, (b) with respect to OPC, the OPC Indenture and (c) with respect to any MEAG Borrower, the MEAG Borrower Security Documents of such MEAG Borrower.
“Security Interest” has the meaning ascribed to it in recital 16.
“Service Provider” has the meaning ascribed to it in recital 10.
“Services Agreement” has the meaning ascribed to it in recital 10.
“Services Agreement Assignment and Assumption” has the meaning ascribed to it in Section 2.08(c)(vi).
“Services Agreement Interim Period” has the meaning ascribed to it in Section 2.08(c)(iii).
“Subsequent Closing” has the meaning ascribed to it in Section 2.08(d)(iv).
“Substitute Rating Agency” means any “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the relevant Owner and, if the relevant Owner is a subsidiary of MEAG, MEAG, as the case may be (as certified by its Chief Executive Officer or Chief Financial Officer) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.
“Triggering Event Cancellation Notice” has the meaning ascribed to it in Section 2.08(a)(i).

“Triggering Event IP License” means the Facility IP License in the Event of Triggering Event, dated as of July 20, 2017, by and between GPC acting for itself and as Owners’ Agent and the Service Provider.
“Triggering Event IP License Assignment and Assumption” has the meaning ascribed to it in Section 2.08(c)(x).
“Trust Estate” has the meaning ascribed to it in the OPC Indenture.
“Westinghouse Fuel Assembly Agreement” means the Contract for AP1000 Fuel Fabrication, Design and Related Services, dated as of April 3, 2009, between the Operator, acting as agent for GPC (acting for itself and as agent for the other Owners), collectively as owner, and Westinghouse Electric Company LLC, as amended by Amendment  No. 1 dated as of June 21, 2012.
“Westinghouse License Agreement” means the Amended and Restated License Agreement, dated February 9, 2012, between Southern Nuclear Operating Company, Inc., for itself and as agent for Alabama Power Company and GPC (acting for itself and as agent for the other Owners), collectively as licensee, and Westinghouse Electric Company LLC.
1.02    Interpretation. Except as otherwise expressly provided, the following rules of interpretation shall apply to this Agreement:
(a)the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;
(b)whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;
(c)the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;
(d)the word “will” shall be construed to have the same meaning and effect as the word “shall”;
(e)unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein (i) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein, therein or in any Loan Guarantee Document), (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof and (iii) shall include any appendices, schedules and exhibits thereto (but shall exclude, in the case of this Agreement, Appendix B hereto, which is provided for illustrative purposes only);
(f)a reference to a Person includes its successors and permitted assigns, and a reference to an Owner includes any permitted transferee of all or a portion of such Owner’s undivided interest in the Project;

(g)any reference to any applicable law shall include all references to such applicable law as amended from time to time;
(h)the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and
(i)all references herein to Articles, Sections and Appendices shall be construed to refer to Articles and Sections of, and Appendices to, this Agreement.
SECTION 2: Consent to Assignment; General Undertakings.
2.01    Acknowledgement of Financing Arrangements. Each Owner and MEAG hereby acknowledges that (a) pursuant to the applicable DOE Guarantees, DOE has guaranteed the obligations of each Borrower under the Promissory Notes issued by such Borrower, which notes evidence the DOE Guaranteed Loans being made available to such Borrower for the purpose of financing a portion of such Borrower’s undivided ownership interest in the Project and its obligations under the Ownership Agreement and the Construction Contracts; and (b) pursuant to the applicable Security Documents, (i) each of GPC and each MEAG Borrower has granted a Security Interest in, among other collateral, its rights under the Assigned Agreements and MEAG has granted a Security Interest in all of the equity ownership interests in such MEAG Borrower, to the applicable DOE Collateral Agent as first priority security, subject, in each case, to Permitted Liens (as defined in the applicable Security Document for such Borrower), for the repayment and performance of the obligations of such Borrower arising under or in connection with its respective Loan Guarantee Documents, and (ii) OPC has granted a Security Interest in, among other collateral, its rights under the Assigned Agreements to the OPC Trustee as first priority security, subject to Permitted Exceptions (as defined in the OPC Indenture) for the repayment of the obligations of OPC under its Promissory Notes and DOE Reimbursement Notes.
2.02    Consent to Security.
(a)Each Owner and MEAG hereby consents to the granting of each Security Interest by each Borrower and the pledge by MEAG of all of the equity ownership interests in each MEAG Borrower (the “MEAG SPV Equity”) pursuant to such Borrower’s Security Documents and to the exercise of DOE’s and the applicable DOE Collateral Agent’s rights and remedies thereunder in accordance with the terms of such Security Documents and this Agreement. Notwithstanding any provision of this Agreement to the contrary, DOE and each DOE Collateral Agent party hereto acknowledges and agrees that nothing in this Agreement shall be construed as a consent by OPC, MEAG, any MEAG Borrower or Dalton to any assignment (whether collateral or otherwise) by GPC of any of its rights or obligations in its capacity as agent for the Owners under any of the Owner Documents, and that any such attempted assignment, unless done strictly in accordance with the provisions for removal or resignation of the Owners’ Agent in the Owner Documents, shall be null and void.

(b)Each of the Owners and MEAG agrees that the grant of the Security Interests by the Borrowers and MEAG pursuant to the Security Documents does not relieve it from its obligation to continue performance of the Assigned Agreements to which it is a party.
2.03    Notice of Downgrade. Prior to Commercial Operation of both Additional Units, each Borrower and the Owners’ Agent shall give notice to DOE and to each of the other Owners, promptly after (x) such Borrower (or, in the case of a MEAG Borrower, any credit rating applicable to any bonds issued by MEAG in connection with the Project) has been, and (y) in the case of the Owners’ Agent, the Owners’ Agent obtains Knowledge that any Owner (or, in the case of a MEAG Borrower, any credit rating applicable to any bonds issued by MEAG in connection with the Project) has been, downgraded below Investment Grade by any Major Rating Agency (each such notice, a “Downgrade Notice”).
2.04    Notice of Ownership/IP Agreement Payment Defaults; DOE Right to Cure.
(a)Upon the occurrence of any payment default by an Owner under the Ownership Agreement (to the extent such payment is required to meet such Owner’s payment obligations under any IP Agreement) (an “Ownership Agreement IP Default”) or any payment default by an Owner (or its agent) under any IP Agreement (an “IP Agreement Default”), such Owner (but only if such Owner is a Borrower) and the Owners’ Agent shall, (x) not later than five Georgia Business Days after such default, give DOE prompt notice thereof (each such notice, as the case may be, an “Ownership Agreement IP Default Notice” or an “IP Agreement Default Notice”), and (y) in the case of an IP Agreement Default Notice, promptly after such Person obtains Knowledge of any of the additional facts specified under clauses (i) through (iv) below during the continuance of the IP Agreement Default that materially affect the information previously delivered, give DOE a further notice that shall specify such additional facts in reasonable detail, in each case as of the date of such further notice:
i.the amount of the payment default and all damages or other charges (if any) to be paid as a result thereof;
ii.an estimate of all other amounts owed by such Owner under the relevant IP Agreement;
iii.an estimate of any other overdue liabilities or unperformed obligations of such Owner then outstanding with respect to the Project, including under the Owner Documents and the IP Agreements; and
iv.an estimate of any other liabilities or obligations of such Owner under the relevant IP Agreement which are likely to fall due within 90 days after the date of the IP Agreement Default Notice.
(b)Each Borrower agrees that DOE shall have the right, but not the obligation, to cure any Ownership Agreement IP Default or IP Agreement Default by a Borrower in the event such Ownership Agreement IP Default or IP Agreement Default is not cured by another Owner within five Georgia Business Days following delivery of the Ownership Agreement IP Default Notice or IP Agreement Default Notice, by making such payment on the defaulting Borrower’s behalf (each such payment, a “DOE Cure Payment”) by advancing funds for such purpose on behalf of such Borrower pursuant to such Borrower’s Amended and Restated Loan Guarantee Agreement and Security Documents.
(c)Each Owner has the right to reimburse DOE for any DOE Cure Payment. Upon making the reimbursement, the Owner shall have the rights under Section 7.7 of the Ownership Agreement with respect to such reimbursed amount.
(d)Upon delivering a notice of intent to make an overdue payment on behalf of a defaulting Owner pursuant to Section 7.7(c) of the Ownership Agreement with respect to any Ownership Agreement IP Default, such Owner shall promptly provide DOE with the details of that notice and the amount of the payment.
2.05    Consultation with DOE Following Notice of Downgrade or Ownership/IP Agreement Default.
(a)The Owners and DOE agree that following the delivery of a Downgrade Notice, an Ownership Agreement IP Default Notice or an IP Agreement Default Notice, they will consult with one another as to the impact of such downgrade or default on the Project or the downgraded or defaulting Person’s ability to perform its obligations pursuant to the Owner Documents and the IP Agreements, and potential courses of action.
(b)To facilitate such consultation process, (i) at the request of DOE, each Owner agrees to meet with DOE in Atlanta, Georgia with respect to a Downgrade Notice, an Ownership Agreement IP Default Notice or an IP Agreement Default Notice; and (ii) at the request of Owners holding a majority of the aggregate Ownership Interests (as defined in the Ownership Agreement), DOE agrees to meet with the Owners in Washington, D.C. with respect to a Downgrade Notice, an Ownership Agreement IP Default Notice or an IP Agreement Default Notice. Each such meeting shall be at reasonable times and upon reasonable prior notice by the Person or Persons requesting the meeting.
2.06    Rejection of Ownership Agreement in Bankruptcy. If a Borrower files for bankruptcy protection and rejects the Ownership Agreement as an executory contract, DOE or the relevant DOE Collateral Agent (or its transferee) will have the right to require that the remaining Owners enter into a replacement agreement for such rejected agreement with DOE (or the DOE Collateral Agent or transferee), as a replacement Owner for the Borrower that rejected the Ownership Agreement, on substantially the same terms and conditions as such rejected agreement.
2.07    Limitation of Liability for Owners’ Agent and for DOE. In no event shall any action or omission by GPC, as the Owners’ Agent, under this Agreement constitute a default by a Borrower under its respective Amended and Restated Loan Guarantee Agreement. The provisions of the Ownership Agreement that provide limitations on the liability of GPC with respect to any actions or omissions in its capacity as Owners’ Agent shall be applicable to any actions or omissions by GPC, as Owners’ Agent, under this Agreement. With respect to any actions or omissions by DOE under this Agreement with respect to any Borrower, the provisions of the applicable Amended and Restated Loan Guarantee Agreement that provide limitations on the liability of DOE to such Borrower shall apply to such actions or omissions with respect to such Borrower, except as otherwise expressly provided herein.
2.08    Termination of Construction Contracts by Owners’ Agent.
(a)    (i)    Except as otherwise provided under Section 2.08(b)(ii), the Owners’ Agent shall provide 90 days’ prior notice to DOE (any such notice, a “Construction Contract Notice of Termination”) in advance of exercising, in accordance with the terms and conditions of the Owner Documents, (i) the Owners’ right under Section 21.3 of the Construction Completion Agreement to terminate the Construction Completion Agreement or (ii) the Owners’ right under the Services Agreement to terminate the Services Agreement, except that no Construction Contract Notice of Termination will be required under this clause (ii) if a Triggering Event (as defined in the Triggering Event IP License) will occur in connection with such termination (each such 90 day period, or such shorter period satisfactory to DOE, an “Advance Notice Period”). The Owners’ Agent shall deliver a copy of any Construction Contract Notice of Termination to each of the other Owners. The Construction Contract Notice of Termination shall (1) provide the earliest date on which the applicable Construction Contract or Construction Contracts will be terminated (which date shall not be earlier than 90 days following the date of delivery of the Construction Contract Notice of Termination or such earlier date satisfactory to DOE) and (2) indicate whether the Owners, acting in accordance with the terms and conditions of the Owner Documents, (A) intend to continue with the development and construction of the Project if such Owners are able to enter into a replacement agreement with respect to such Construction Contract or Construction Contracts (any such replacement agreement, a “Replacement Construction Contract”) on terms and conditions satisfactory to them, acting in accordance with the terms and conditions of the Owner Documents (in which case the Construction Contract Notice of Termination shall constitute a “Replacement Construction Contract Termination Notice”); provided, that any Replacement Construction Contract with respect to the Services Agreement must provide the Owners access to the intellectual property rights that are made available to the Owners under the Facility Licenses (a “Replacement Services Agreement”), or (B) do not intend to enter into a Replacement Construction Contract or Replacement Construction Contracts (in which case the Construction Contract Notice of Termination shall constitute a “Project Termination Notice” and the Advance Notice Period shall constitute a “ Construction Contract Termination Consultation Period”). In the event the Owners, in accordance with the terms and conditions of the Owner Documents, have terminated the Services Agreement and a Triggering Event occurred in connection with such termination, if at any time thereafter the Owners’ Agent or the Owners, in accordance with the Owner Documents, cancel construction of the Project, the Owners’ Agent shall deliver a notice (a “Triggering Event Cancellation Notice”) to DOE (with a copy to the other Owners), which Triggering Event Cancellation Notice shall be treated as a Project Termination Notice.
(ii)    Notwithstanding any other term or provision of this Section 2.08, all actions to be taken by any one or more of the Owners or by the Owners’ Agent shall be taken pursuant to and in compliance with the terms and conditions of the Owner Documents. Except as otherwise expressly set forth in this Section 2.08 with respect to

(A) authority granted by the Owners to the Owners’ Agent to take specific actions described herein and (B) the rights and obligations of the various Parties to purchase or sell Ownership Interests in accordance with the terms hereof and of the Owner Documents, nothing in this Section 2.08 shall, or shall be construed as, altering, modifying, expanding, contracting, limiting or otherwise changing the respective rights and obligations of each of the Owners with respect to each other Owner or the Owners’ Agent, or of the Owners’ Agent with respect to the Owners or each Owner, in each case as set forth in the Owner Documents.
(b)    (i) In the event the Owners’ Agent delivers a Replacement Construction Contract Termination Notice to DOE with respect to the Construction Completion Agreement, the Owners, acting in accordance with the terms and conditions of the Owner Documents, (A) may elect to exercise the Owners’ right under Section 21.3 of the Construction Completion Agreement to terminate the Construction Completion Agreement following the expiration of the Advance Notice Period, and (B) shall have a period of 180 days from the date the Replacement Construction Contract Termination Notice is delivered to DOE during which the Owners shall seek to enter into a Replacement Construction Contract on terms and conditions satisfactory to them (acting in accordance with the terms and conditions of the Owner Documents) and, with respect to GPC, to the Georgia Public Service Commission. In the event such Owners (acting in accordance with the terms and conditions of the Owner Documents) do not enter into such a Replacement Construction Contract within such 180-day period (such failure to enter into a Replacement Construction Contract, a “No Replacement Event”), then each Borrower shall be subject to the obligations, if any, set forth in such Borrower’s Loan Guarantee Documents with respect to such No Replacement Event.
(ii) In the event the Owners’ Agent delivers a Replacement Construction Contract Termination Notice to DOE with respect to the Services Agreement, the Owners, acting in accordance with the terms and conditions of the Owner Documents, may elect to exercise the Owners’ right under the Services Agreement to terminate the Services Agreement upon the earlier of (A) entry into a Replacement Services Agreement, or (B) if the Owners determine not to enter into a Replacement Services Agreement, not earlier than 90 days following delivery by the Owners’ Agent to DOE of a revised Construction Contract Notice of Termination indicating that the Owners intend to terminate the Services Agreement without a Replacement Services Agreement, which notice shall be treated as a Project Termination Notice, and any such termination shall be subject to the provisions of Section 2.08(c).
(c)    (i)    In the event the Owners’ Agent delivers a Project Termination Notice, each Borrower shall be subject to the obligations, if any, set forth in such Borrower’s Loan Guarantee Documents with respect to a Project Termination Notice. During the Construction Contract Termination Consultation Period DOE may elect, subject to Section 2.08(d)(v), to assume in writing all of the rights and obligations under either or both of the Construction Completion Agreement and the Services Agreement (including the Facility Licenses) of (A) GPC (other than in its capacity as Owners’ Agent) and (B) the other Owners (the “DOE Assumption Election”) by delivering notice of such election to each Owner (the “DOE Assumption Election Notice”); provided, that, if the Project Termination Notice was a Triggering Event Cancellation Notice, DOE’s right during the 90 days following receipt of such notice will be, subject to Section 2.08(d)(v), a right to assume in writing all of the rights and obligations under either or both of the Construction Completion Agreement and the Triggering Event IP License of (A) GPC (other than in its capacity as Owners’ Agent) and (B) the other Owners (which shall be treated as a DOE Assumption Election) by delivering notice of such election to each Owner (which notice shall be treated as a DOE Assumption Election Notice). In the event the Owners’ Agent delivers a Project Termination Notice, no subsequent tenders of Ownership Interests shall be permitted pursuant to Section 7.11(c) of the Ownership Agreement, and GPC shall be deemed to have elected to cancel the Project in lieu of accepting any pending tenders pursuant to Section 7.11(c) of the Ownership Agreement.
(ii)    As a condition to completing the CCA Assignment and Assumption, DOE must obtain any required approvals of any governmental authority; provided, however, that if any approvals of any governmental authority, including the NRC, are required as a condition to completing the CCA Assignment and Assumption and cannot be obtained within the Construction Contract Termination Consultation Period, then, upon receipt from DOE of the assurance of payment and indemnity described in clause (iv) below, the Owners’ Agent shall exercise the Owners’ right to suspend the work under the Construction Completion Agreement prior to the expiration of the Construction Contract Termination Consultation Period, and such suspension shall continue until the earlier of (A) such time as such approvals shall have been obtained or (B) (1) the termination of the Construction Completion Agreement by the CCA Contractor pursuant to Section 21.1.3 of the Construction Completion Agreement, or (2) the termination of the Construction Completion Agreement by the Owners in accordance with the immediately following sentence (the “CCA Suspension Period”). If, prior to the expiration of the Construction Contract Termination Consultation Period, DOE has not delivered the DOE Assumption Election Notice to the Owners with respect to the Construction Completion Agreement, or DOE has delivered the DOE Assumption Election Notice to the Owners and either (X) all approvals described in the immediately preceding sentence are not obtained within 365 days of the date of such notice or (Y) DOE has failed to make any payment required under Section 2.08(c)(iv) on a timely basis, then the Owners’ Agent may exercise the Owners’ right under Section 21.3 of the Construction Completion Agreement to terminate the Construction Completion Agreement.
(iii)     As a condition to completing the Services Agreement Assignment and Assumption, DOE must obtain any required approvals of any governmental authority; provided, however, that if any approvals of any governmental authority, including the NRC, are required as a condition to completing the Services Agreement Assignment and Assumption and cannot be obtained within the Construction Contract Termination Consultation Period, then, upon receipt from DOE of the assurance of payment and indemnity described in the immediately following clause (iv), the Owners’ Agent shall refrain from terminating the Services Agreement and, to the extent instructed by DOE, shall exercise the Owners’ right to reduce the scope of work under the Services Agreement prior to the expiration of the Construction Contract Termination Consultation Period, and such obligations to refrain from terminating, and reduce the scope of work under, the Services Agreement shall continue until the earlier of (A) such time as such approvals shall have been obtained or (B) the termination of the Services Agreement by the Owners in accordance with the immediately following sentence (the “Services

Agreement Interim Period” and, together with the CCA Suspension Period, the “Interim Period” or, each of the CCA Suspension Period and the Services Agreement Interim Period individually, an “Interim Period”). If, prior to the expiration of the Construction Contract Termination Consultation Period, DOE has not delivered the DOE Assumption Election Notice to the Owners with respect to the Services Agreement, or DOE has delivered the DOE Assumption Election Notice to the Owners with respect to the Services Agreement and either (X) all approvals described in the immediately preceding sentence are not obtained within 365 days of the date of such notice or (Y) DOE has failed to make any payment required under Section 2.08(c)(iv) on a timely basis, then the Owners’ Agent may exercise the Owners’ right under Section 20.1 of the Services Agreement to terminate the Services Agreement.
(iv)    All costs and expenses charged by the CCA Contractor or the Service Provider, or otherwise chargeable by the Owners’ Agent to the Owners pursuant to the Ownership Agreement, for or in connection with a suspension of work under the Construction Completion Agreement or for the full scope of work or any reduced scope of work under the Services Agreement pursuant to the immediately preceding clauses (ii) and (iii), shall be solely for the account of DOE (including, for the avoidance of doubt, any costs that would otherwise be payable by GPC with respect to another Owner’s Ownership Interest pursuant to Section 7.11(b) or 7.11(c) of the Ownership Agreement). The obligation of the Owners’ Agent to suspend the work under the Construction Completion Agreement pursuant to clause (ii) or to refrain from terminating the Services Agreement (whether with a full scope of work or any reduced scope of work as instructed by DOE) pursuant to clause (iii) shall be conditioned upon the prior receipt by the Owners’ Agent from DOE of (A) an assurance of payment satisfactory to the Owners’ Agent, including that such assurance of payment (and payments to be made thereunder) shall not be subject to appropriations risk, and (B) an indemnity to each Owner and the Owners’ Agent (and their respective officials, advisors, servants, officers, directors, employees, representatives, attorneys and agents) in form and substance satisfactory to it, from and against any cost, loss, expense or damage, including, without limitation, attorney fees and expenses, suffered or incurred by it and arising directly out of such suspension of the Construction Completion Agreement and continuation of work under the Services Agreement, subject to a cap to be agreed upon by DOE, each Owner and the Owners’ Agent.
(v)    In the event DOE has made the DOE Assumption Election with respect to the Construction Completion Agreement in accordance with the requirements of Section 2.08(c)(i), then prior to the later to occur of the expiration of the Construction Contract Termination Consultation Period or the expiration of the CCA Suspension Period, DOE shall assume, in a writing satisfactory to each Owner and subject to Section 2.08(d)(v), all of the rights and obligations of each Owner (other than the rights and obligations of GPC in its capacity as Owners’ Agent) under the Construction Completion Agreement, and each Owner shall execute and deliver such additional documentation as shall be reasonably necessary in furtherance of the assignment to, and assumption by, DOE of all of the right, title and interest of each Owner in and to the Construction Completion Agreement (other than any right, title and interest of GPC in its capacity as Owners’ Agent) (the “CCA Assignment and Assumption”).

(vi)    In the event DOE has made the DOE Assumption Election with respect to the Services Agreement in accordance with the requirements of Section 2.08(c)(i), then prior to the later to occur of the expiration of the Construction Contract Termination Consultation Period or the expiration of the Services Agreement Interim Period, DOE shall assume, in a writing satisfactory to each Owner and subject to Section 2.08(d)(v), all of the rights and obligations of each Owner (other than the rights and obligations of GPC in its capacity as Owners’ Agent) under the Services Agreement (including the Facility Licenses), and each Owner shall execute and deliver such additional documentation as shall be reasonably necessary in furtherance of the assignment to, and assumption by, DOE of all of the right, title and interest of each Owner in and to the Services Agreement (other than any right, title and interest of GPC in its capacity as Owners’ Agent) (the “Services Agreement Assignment and Assumption”).
(vii)    In the event DOE has made the DOE Assumption Election in accordance with Section 2.08(c)(i) and DOE has completed the CCA Assignment and Assumption in accordance with the requirements of Section 2.08(c)(v) and/or the Services Agreement Assignment and Assumption in accordance with the requirements of Section 2.08(c)(vi) and/or the Triggering Event IP License Assumption in accordance with Section 2.08(c)(x), then DOE shall have the right to acquire all or a portion (as the case may be) of the Ownership Interest of each Owner, either in accordance with Section 2.08(d) or in accordance with Section 2.08(e), at any time following receipt of all approvals and consents required by law, including any approval required from the NRC. DOE shall have the sole right to decide whether such acquisition by DOE shall proceed under the provisions of Section 2.08(d) or 2.08(e).
(viii)    In the event the Owners’ Agent has delivered a Project Termination Notice in accordance with Section 2.08(a)(i), upon the earlier to occur of (A) DOE’s completion of the CCA Assignment and Assumption in accordance with Section 2.08(c)(v) or (B) the commencement of the CCA Suspension Period in accordance with Section 2.08(c)(ii), the Owners shall not be responsible for payment of any Cost of Construction with respect to the Construction Completion Agreement incurred after the date of either such occurrence.
(ix)    In the event the Owners’ Agent has delivered a Project Termination Notice in accordance with Section 2.08(a)(i), upon the earlier to occur of (A) DOE’s completion of the Services Agreement Assignment and Assumption in accordance with Section 2.08(c)(vi) or (B) the commencement of the Services Agreement Interim Period in accordance with Section 2.08(c)(iii), the Owners shall not be responsible for payment of any Cost of Construction with respect to the Services Agreement incurred after the date of either such occurrence.
(x)    In the event DOE has made the DOE Assumption Election with respect to the Triggering Event IP License in accordance with the requirements of Section 2.08(c)(i), then prior to the later to occur of the expiration of the Construction Contract Termination Consultation Period or, to the extent necessary to obtain all required approvals of any governmental authority, including the NRC, the expiration of such longer period not exceeding 365 days from the date of the Triggering Event (the “Extended Approval Period”), DOE shall assume, in a writing satisfactory to each Owner, all of the rights and obligations of each Owner (other than the rights and obligations of GPC in its capacity as Owners’ Agent) under the Triggering Event IP License, and each Owner shall execute and deliver such additional documentation as shall be reasonably necessary in furtherance of the assignment to, and assumption by, DOE of all of the right, title and interest of each Owner in and to the Triggering Event IP License (other than any right, title and interest of GPC in its capacity as Owners’ Agent) (the “Triggering Event IP License and Assignment Assumption”). In the event DOE shall fail to complete the Triggering Event IP License Assignment and Assumption by the end of the Extended Approval Period, then DOE shall have no further right to complete the Triggering Event IP License Assignment and Assumption.
(xi)    Notwithstanding any other provision of the Ownership Agreement, the Owners and DOE agree that the Owners’ Agent shall comply with the provisions of Section 2.08 of this Agreement with respect to any termination of the Services Agreement or the Construction Completion Agreement.
(d)    Dilution Option. (i)    If DOE exercises its right pursuant to Section 2.08(c)(vii) to acquire a portion of the Ownership Interest of each Owner pursuant to this Section 2.08(d), then such portion with respect to each Owner shall be referred to in this Section 2.08(d) as the “Initial Transferred Proportionate Interest”. In the event DOE incurs additional ODA Cost of Construction after the Initial Closing, then the Ownership Interest of DOE shall be adjusted as necessary by acquiring from each Owner additional portions of the Ownership Interest of each Owner (the “Additional Proportionate Interests”) through one or more Subsequent Closings.
(ii)    [RESERVED]
(iii)    DOE may deliver to each Owner and to the Owners’ Agent notice of a closing date for DOE’s acquisition of the Initial Transferred Proportionate Interest (the “Initial Closing”), which date shall not be less than 30 days after the date of delivery of such notice. At the Initial Closing for each Owner:
(A) each of DOE and such Owner shall execute and deliver such documentation as shall be reasonably necessary in order to convey and assign to DOE the Initial Transferred Proportionate Interest of such Owner;
(B) each of DOE and such Owner shall deliver to each other a report, in such detail as shall reasonably be requested by any such recipient, which shall set forth, as of the date of the most recently completed fiscal quarter of the Owners’ Agent and that is at least 60 days prior to the date of the Initial Closing (the “Initial Closing Quarterly Information Date”), (1) in the case of such Owner’s report, the aggregate ODA Cost of Construction paid or incurred by the Owner with respect to such Owner’s Ownership Interest (plus (x) any amounts paid by GPC pursuant to Section 7.11(b) of the Ownership Agreement with respect to such Owner’s Ownership Interest (any such payments, “GPC Non-Tender Payments”) and (y) any amounts paid by GPC pursuant to Section 7.11(c) of the Ownership Agreement with respect to such Owner’s Ownership Interest (any such payments,

“GPC Tender Payments”)), which shall be net of any refunds received by such Owner with respect to any disputed amounts paid under any Construction Contract (the “Owner Payment Amount”), and (2) in the case of DOE’s report, the aggregate ODA Cost of Construction paid or incurred by DOE or its designee, which shall be net of any refunds received by DOE with respect to any disputed amounts paid under any Construction Contract, multiplied by such Owner’s Final Percentage Interest (the “DOE Initial Closing Payment Amount”).
For any such Initial Closing with respect to an Owner, the Initial Transferred Proportionate Interest shall be equal to such Owner’s Final Percentage Interest, multiplied by a fraction, the numerator of which is the DOE Initial Closing Payment Amount with respect to such Owner and the denominator of which is the sum of the Owner Payment Amount and the DOE Initial Closing Payment Amount. (For illustrative purposes only, see the calculation set forth in Example 1 on Appendix B attached hereto.)
(iv)    In the event an Initial Closing occurs with respect to an Owner and DOE incurs additional ODA Cost of Construction following the Initial Closing Quarterly Information Date, one or more additional closings (each, a “Subsequent Closing”) will be held, at which DOE will acquire from such Owner an Additional Proportionate Interest with respect to such Owner. A Subsequent Closing shall occur on the 60th day following the end of any fiscal quarter following the Initial Closing Quarterly Information Date in which DOE incurs such additional ODA Cost of Construction. At any such Subsequent Closing for an Owner:
(A) each of DOE and such Owner shall execute and deliver such documentation as shall be reasonably necessary in order to convey and assign to DOE the Additional Proportionate Interest of such Owner; and
(B) each of such Owner and DOE shall deliver to each other a report, in such detail as shall reasonably be requested by any such recipient, which shall set forth, as of the end of such fiscal quarter, (1) in the case of DOE’s report, the aggregate ODA Cost of Construction paid or incurred by DOE through the end of such fiscal quarter, which shall be net of any refunds received by DOE with respect to any disputed amounts paid under any Construction Contract, multiplied by such Owner’s Final Percentage Interest (the “DOE Additional Payment Amount”), and (2) in the case of such Owner’s report, the aggregate ODA Cost of Construction paid or incurred by such Owner through the end of such fiscal quarter (plus any (x) GPC Non-Tender Payments and (y) GPC Tender Payments made with respect to such Owner’s Ownership Interest), which shall be net of any refunds received by such Owner with respect to any disputed amounts paid under any Construction Contract (the “Owner Additional Payment Amount”).
The Additional Proportionate Interest to be assigned and conveyed to DOE at any Subsequent Closing shall be equal to the New Aggregate Percentage Interest minus the Prior Aggregate Percentage Interest. With respect to any Subsequent Closing, the “New Aggregate Percentage Interest” shall be equal to (X) the amount realized by dividing the DOE Additional Payment Amount with respect to such Owner by an amount equal to the sum of the Owner Additional Payment Amount and the DOE Additional Payment Amount and (Y) multiplying such amount realized by such Owner’s Final Percentage Interest. With respect to any Subsequent Closing, the “Prior Aggregate Percentage Interest” shall be equal to the aggregate Ownership Interest of the relevant Owner conveyed and assigned to DOE through the Initial Closing and all prior Subsequent Closings. (For illustrative purposes only, see the calculation set forth in Example 2 on Appendix B attached hereto.)
(v)    In the event GPC made any GPC Tender Payments with respect to any Owner’s Ownership Interest and DOE exercised its right pursuant to Section 2.08(c)(vii) to acquire a portion of the Ownership Interest of each Owner pursuant to this Section 2.08(d), a final closing (a “Final Closing”) will be held, at which GPC will acquire from such Owner a portion (the “GPC Acquired Proportionate Interest”) of such Owner’s Ownership Interest. The Final Closing shall occur within 180 days following the Commercial Operation date of Unit 4. At the Final Closing for an Owner:
(A) each of DOE, GPC and such Owner shall execute and deliver such documentation as shall be reasonably necessary in order to convey and assign to GPC the GPC Acquired Proportionate Interest of such Owner; and
(B) each of such Owner, GPC and DOE shall deliver to each other party a report, in such detail as shall reasonably be requested by any such recipient, which shall set forth, (1) in the case of DOE’s report, the aggregate Cost of Construction paid or incurred by DOE through the Commercial Operation date of Unit 4, which shall be net of any refunds received by DOE with respect to any disputed amounts paid under any Construction Contract, multiplied by such Owner’s Final Percentage Interest (the “DOE Final Closing Payment Amount”), (2) in the case of GPC’s report, the GPC Tender Payments made by GPC with respect to such Owner’s Ownership Interest (the “GPC Payment Amount”), and (3) in the case of such Owner’s report, the aggregate Cost of Construction paid or incurred by such Owner through the end of such fiscal quarter (including any GPC Non-Tender Payments, but not any GPC Tender Payments, made with respect to such Owner’s Ownership Interest), which shall be net of any refunds received by such Owner with respect to any disputed amounts paid under any Construction Contract (the “Owner Actual Payment Amount”).
The GPC Acquired Proportionate Interest to be assigned and conveyed by such Owner to GPC at the Final Closing shall be equal to such Owner’s Final Percentage Interest, multiplied by a fraction, the numerator of which is the GPC Payment Amount and the denominator of which is the sum of the DOE Final Closing Payment Amount, the GPC Payment Amount and the Owner Actual Payment Amount.
(vi)    The Ownership Interest held by DOE, however acquired, at any particular time in question shall be referred to herein as the “DOE’s Ownership Interest” and the Ownership Interest retained by the Owner at any particular time in question shall be referred to herein as the “Retained Ownership Interest”; provided that the Retained Ownership Interest of GPC will include any GPC Acquired Proportionate Interests acquired by GPC pursuant to clause (v) above. In connection with an assumption of the Construction Completion Agreement and/or the Services Agreement by DOE pursuant to this Section 2.08, DOE, on the one hand, and the Owner, on the other hand, shall share the proceeds of any refunds of previously paid disputed amounts, liquidated damages, warranty claims and other amounts payable to the Owners under or in respect of any Construction Contract pro rata based on the DOE’s Ownership Interest and the Retained Ownership Interest at the time such proceeds are paid. Any refund of all or any part of the Interim Period Payment Amount will be paid to DOE.
(vii)    With respect only to an assignment and conveyance of OPC’s Ownership Interest pursuant to this Section 2.08(d), the DOE Initial Closing Payment Amount applicable to OPC’s Ownership Interest shall, prior to the applicable Initial Closing or Subsequent Closing, be deemed a loan without interest in a like amount by DOE to OPC (for purposes of the calculations set forth above in this Section 2.08(d) only and not for purposes of the OPC Indenture, such amounts shall be deemed additional ODA Cost of Construction paid or incurred by DOE or its designee and shall not be deemed additional ODA Cost of Construction paid or incurred by OPC). At the applicable Initial Closing or Subsequent Closing, the portion of OPC’s Ownership Interest then assigned and conveyed to DOE shall be deemed purchased by DOE for a purchase price equal to the amount of such deemed loan of DOE, and such purchase price shall be deemed paid by DOE through the satisfaction in full of such deemed loan effective automatically upon such Initial Closing or Subsequent Closing, as the case may be.
(e)    Installment Option.
(i)    If DOE elects to acquire all of the Ownership Interest of each Owner pursuant to this Section 2.08(e), then DOE shall have the right to acquire each such Ownership Interest for a purchase price equal to the aggregate ODA Cost of Construction paid or incurred by the Owner at the time of the closing of the acquisition (plus, (A) with respect to each Owner other than GPC, any GPC Non-Tender Payments made on behalf of such Owner, and (B) with respect to GPC, any GPC Tender Payments made by GPC), payable in equal payments in 40 consecutive quarterly installments without interest, on (x) if the Owner is a Borrower, each date for payment of principal or interest or both specified in the applicable Promissory Notes, which date is on a quarterly basis, and (y) if the Owner is not a Borrower, the first Federal Government Business Day of each calendar quarter, in each case commencing with the first complete calendar quarter following the closing date. DOE may exercise such right by delivering to each Owner and to the Owners’ Agent notice of a closing date for the acquisition by DOE or its designee of all of the Ownership Interest of each Owner, which date shall not be less than 30 days after the date of delivery of such notice. At the closing for each Owner, DOE or its designee and such Owner shall execute and deliver such documentation as shall be reasonably necessary in order to convey and assign to DOE or its designee all of the Ownership Interest of such Owner and to document the installment purchase by DOE.
(ii)    Notwithstanding the provisions of Section 2.08(e)(i), with respect to the acquisition of OPC’s Ownership Interest pursuant to such Section, OPC shall only assign and convey portions of its Ownership Interest as installment payments are made by DOE or its designee, such assignments and conveyances to be in portions equal to OPC’s Ownership Interest on the date of the conveyance and assignment multiplied by a fraction, the numerator of which is the sum of (1) the principal amount of the installment payment then being made by DOE or its designee (which installment payment shall be in the amount of the aggregate unreimbursed ODA Cost of Construction of OPC on the date of the conveyance and assignment plus any GPC Non-Tender Payments made on behalf of OPC, which amount shall be net of any refunds received by OPC with respect to any disputed amount under any Construction Contract, multiplied by a fraction the numerator of which is one (1) and the denominator of which is the result of (a) forty (40) minus (b) the number of such installments previously paid by DOE or its designee pursuant to this Section 2.08(e)) and (2) the aggregate additional ODA Cost of Construction paid or incurred by DOE or its designee as of the date of the conveyance and assignment, which amount shall be net of any refunds received by DOE or its designee with respect to any disputed amount under any Construction Contract, multiplied by a fraction, the numerator of which is OPC’s Ownership Interest on such date and the denominator of which is the aggregate Ownership Interests of DOE and all Owners on such date (in each case without regard to such conveyance and assignment), and which amount shall, in the case of subsequent assignments and conveyances, be determined since the date of the immediately preceding assignment and conveyance (the “Additional Installment Option Payment Amount”), and the denominator of which is the sum of (I) the aggregate unreimbursed ODA Cost of Construction of OPC on the date of the conveyance and assignment plus any GPC Non-Tender Payments made on behalf of OPC, which amount shall be net of any refunds received by OPC with respect to any disputed amount under any Construction Contract, and (II) the Additional Installment Option Payment Amount. (For illustrative purposes only, see the calculation set forth in Example 3 on Appendix B attached hereto.) With respect to any assignment and conveyance of OPC’s Ownership Interest pursuant to this Section 2.08(e), each Additional Installment Option Payment Amount shall, prior to the applicable assignment and conveyance, be deemed a loan without interest in a like amount by DOE to OPC (for purposes of the calculations set forth above in this Section 2.08(e)(ii) only and not for purposes of the OPC Indenture, such amounts shall be deemed additional ODA Cost of Construction paid by DOE or its designee and shall not be deemed additional ODA Cost of Construction paid by OPC). At each assignment and conveyance, the portion of OPC’s Ownership Interest then assigned and conveyed based on such Additional Installment Option Payment Amount (and not based upon the installment payments being made pursuant to this Section 2.08(e)) shall be deemed purchased by DOE or its designee for a purchase price equal to the amount of such deemed loan, and such purchase price shall be deemed paid by DOE or its designee by the satisfaction in full of such deemed loan effective automatically upon the applicable closing.

SECTION 3:	Ownership Agreement Amendments.
3.01    Ownership Agreement Amendments. The Owners hereby amend the Ownership Agreement as set forth in Section 3.02, Section 3.03 and Section 3.04.
3.02    Additional Definitions. (i) In the Original Owners Direct Agreement, Appendix A of the Ownership Agreement was amended to add certain additional definitions to Appendix A in alphabetical order with the other definitions therein, which such amendment shall remain in full force and effect with respect to the following definitions:
“DOE” means the United States Department of Energy acting by and through the Secretary of Energy (or appropriate authorized representative thereof).
“DOE Security Document” means the deed to secure debt, mortgage, indenture, security agreement, equity pledge agreement or other instrument, other than the OPC Indenture, pursuant to which title to the Ownership Interest of any Participating Party (and, in the case of any MEAG SPV, the MEAG SPV Equity in such Participating Party) is granted as security or a lien is created against such title in order to secure (a) indebtedness owed by such Participating Party to an agency or instrumentality of the United States government or other third party lender(s), which indebtedness has been guaranteed, in whole or in part, by DOE, and the proceeds of which are or have been used for the construction of the Additional Units, (b) reimbursement obligations owed by such Participating Party to an agency or instrumentality of the United States government, with respect to payments by such agency or instrumentality under any guarantee with respect to such indebtedness, and (c) other obligations owed by such Participating Party to an agency or instrumentality of the United States government pursuant to the agreements related to the foregoing.
“DOE Trustee” means a security title and lien holder under a DOE Security Document.
“MEAG SPV Equity” means the equity ownership interests in each MEAG SPV.
“Project Termination Notice” has the meaning given such term in the Owners Direct Agreement.
(ii)    In the Original Owners Direct Agreement, Appendix A of the Ownership Agreement was amended to add the following definitions: “EPC Assignment and Assumption,” “Non-Continuing Owner” and “Suspension Period.” Pursuant to this Agreement, Appendix A to the Ownership Agreement is hereby further amended to remove such definitions in their entirety.
(iii)    In the Original Owners Direct Agreement, Appendix A of the Ownership Agreement was amended to add the definition of “Owners Direct Agreement.” Pursuant to this Agreement, Appendix A to the Ownership Agreement is hereby further amended such that the definition of “Owners Direct Agreement” shall be restated in its entirety as follows:
“Owners Direct Agreement” means the Amended and Restated Owners Consent to Assignment and Direct Agreement and Amendment to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement among GPC, OPC, MEAG, each MEAG Borrower, Dalton, DOE and PNC Bank, National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association, dated as of March 22, 2019.
(iv)    Appendix A of the Ownership Agreement is hereby amended to add the following definitions in alphabetical order with the other definitions therein:
“CCA Suspension Period” has the meaning given such term in the Owners Direct Agreement.

“Services Agreement Interim Period” has the meaning given such term in the Owners Direct Agreement.
3.03    Article IV Amended Section. In the Original Owners Direct Agreement, Article IV of the Ownership Agreement was amended to revise Section 4.2 by deleting subsection (g) in its entirety and replacing it with the following new subsection (g), which new subsection (g) shall remain in full force and effect:
(g)    In addition to each Participating Party’s right to transfer or sell its Ownership Interest under Section 4.2(a), all or any portion of any Participating Party’s Ownership Interest in the Additional Units Property (and, in the case of any MEAG SPV, the MEAG SPV Equity) may be transferred or sold pursuant to a foreclosure action or power of sale without complying with the provisions of this Section 4.2 (but only in such instance and without affecting such rights for future transfers), if the transfer or sale is conducted in accordance with this Section 4.2(g).
(i)This Section 4.2(g) shall apply:
(A)To all or any portion of OPC’s Ownership Interest in the Additional Units Property if (1) an “Event of Default” has occurred and is continuing under the terms of OPC’s Indenture (“OPC Default”), and (2) an agency or instrumentality of the United States government is a holder of indebtedness secured by OPC’s Indenture (the security title and lien holder under the OPC Indenture, the “OPC Trustee”); or
(B)To all or any portion of the Ownership Interest in the Additional Units Property of any Participating Party, other than OPC, if an event of default (howsoever described) has occurred and is continuing under the terms of the DOE Security Document of such Participating Party (“DOE Default”); or
(C)In the case of any MEAG SPV, to all or any portion of the MEAG SPV Equity of such MEAG SPV Participating Party if an applicable DOE Default has occurred and is continuing.
(ii)Prior to any sale or transfer under this Section 4.2(g) (but without prejudice to any right of the OPC Trustee or the applicable DOE Trustee, as the case may be, to commence the public advertisement process for a public sale), the OPC Trustee in the event of an OPC Default, or the applicable DOE Trustee in the event of a DOE Default (the applicable trustee for such sale or transfer will hereinafter be referred to as the “Trustee”) shall deliver to the other Participating Parties a written notice of its intention to transfer or sell such Ownership Interest (or, in the case of any MEAG SPV, the MEAG SPV Equity) (the “Default Sale Notice”). After receipt of the Default Sale Notice, the other Participating Parties shall have one hundred twenty (120) days to deliver to the Trustee one or more written offers to purchase such Ownership Interest (or MEAG SPV Equity, as applicable) in its entirety on an as-is, where-is basis, without recourse to the Trustee, free and clear of the lien of OPC’s Indenture (in the case of an OPC Default) and free and clear of the lien of the applicable DOE Security Document (in the case of a DOE Default), for a cash purchase price identified in such offer, subject only to receipt of all required regulatory approvals (each, a “Co-Owner Purchase Offer”). If one or more Co-Owner Purchase Offers are received by the Trustee within such one hundred twenty-day period, the Trustee must, within one hundred eighty (180) days after delivery of the Default Sale Notice:
(A)identify to all the Participating Parties that submitted Co-Owner Purchase Offers the Co-Owner Purchase Offer that contains the highest purchase price (the “Prevailing Co-Owner Purchase Offer”); and
(B)give notice to such Participating Parties of its acceptance or rejection of the Prevailing Co-Owner Purchase Offer.
(iii)If the Trustee accepts the Prevailing Co-Owner Purchase Offer, then the other Participating Parties will have the right, within thirty (30) days after notice of such acceptance, to participate in the Prevailing Co-Owner Purchase Offer pro rata in accordance with their respective Ownership Interests or as the Participating Parties may otherwise agree.
(iv)If the Prevailing Co-Owner Purchase Offer is accepted: (A) such acceptance shall constitute a binding agreement between the Trustee and the purchasing Participating Parties obligating the Trustee to sell, and the purchasing Participating Parties to purchase, the Ownership Interest (or MEAG SPV Equity, as applicable) identified in the Default Sale Notice at the purchase price specified in the Prevailing Co-Owner Purchase Offer, subject only to receipt of all required regulatory approvals; and (B) the purchasing Participating Parties will be obligated to tender the full amount of the purchase price in immediately available funds to the Trustee within ten (10) days of receipt of all regulatory approvals required for such sale, lease or other conveyance.
(v)If
(A)the Trustee does not receive any Co-Owner Purchase Offers within the one hundred twenty-day period provided above;
(B)the purchasing Participating Parties fail to tender the purchase price within the ten-day period as provided above; or
(C)the Trustee rejects the Prevailing Co-Owner Purchase Offer, then the Trustee may thereafter proceed to sell, lease or otherwise convey such Ownership Interest (or MEAG SPV Equity, as applicable) to any entity, including any Participating Party, without re-offering such Ownership Interest (or MEAG SPV Equity, as applicable) to the other Participating Parties and without complying with this Section 4.2 (but only in such instance and without affecting such rights for future transfers); provided, however, that the Participating Parties will not be prohibited from participating in any auction or other bid process for such Ownership Interest (or MEAG SPV Equity, as applicable) after any such event; provided, further that any such sale, lease or other conveyance to an entity other than a Participating Party must be made to an entity (1) that is financially responsible, taking into account the remaining obligations at the time of such transfer or sale under this Agreement, the Amended and Restated Operating Agreement and the Nuclear Managing Board Agreement and (2) that, in the case of a transfer of Ownership Interests, becomes a party to, and assumes (i) the rights and obligations of such Participating Party hereunder as a Participating Party solely with respect to the portion of its Ownership Interest in the Additional Units acquired by such entity, (ii) the rights and obligations of such Participating Party under the Operating Agreement solely with respect to the portion of its “Ownership Interest” in the “Additional Units” (as those terms are defined in the Operating Agreement) acquired by such entity, (iii) the rights and obligations of such Participating Party under the Declaration of Covenants as an “Additional Units Owner” solely with respect to the portion of its ownership interest in the “Additional Units Property” (as those terms are defined in the Declaration of Covenants) acquired by such entity, and (iv) the rights and obligations of such Participating Party under the Nuclear Managing Board Agreement solely as a “Participant” with respect to the portion of its “Undivided Ownership Interest” in the “Additional Units” and related facilities, equipment, inventory and common facilities (as those terms are defined in the Nuclear Managing Board Agreement) acquired by such entity, in each of the foregoing cases (i) through (iv) arising from and after the date of such assumption; provided, further, that if the Trustee has not, within two (2) years after the occurrence of any of the events described in clauses (A) through (C) above, consummated a sale, lease or other conveyance of such Ownership Interest (or MEAG SPV Equity, as applicable), the Trustee may not thereafter sell, lease or otherwise convey such Ownership Interest (or MEAG SPV Equity, as applicable) without first re-offering it to the other Participating Parties in accordance with this Section 4.2(g). So long as NRC approval of such a sale, lease or other conveyance is promptly applied for and pursued with due diligence, such two-year period shall be extended until the NRC grants or denies such approval and such action becomes final and non-appealable.
(vi)For the avoidance of doubt, nothing in this Section 4.2 requires or permits any entity (including any purchasing Participating Party) that acquires an Ownership Interest of a Participating Party (or MEAG SPV Equity, as applicable) identified in a Default Sale Notice to accede to:
(1) if such Participating Party is Agent under and as defined in this Agreement, the rights and obligations of such Participating Party in its capacity as Agent under this Agreement,
(2) if such Participating Party is “Agent” under and as defined in the Operating Agreement, the rights and obligations of such Participating Party in its capacity as “Agent” under and as defined in the Operating Agreement,
(3) the rights and obligations of such Participating Party in its capacity as “Participating Party” with respect to its “Ownership Interest” in the “Existing Units” under and as those terms are defined in the Operating Agreement,
(4) the rights and obligations of such Participating Party in its capacity as an “Existing Units Owner” under and as defined in the Declaration of Covenants,

(5) if such Participating Party is “Additional Units Agent” under and as defined in the Declaration of Covenants, the rights and obligations of such Participating Party in its capacity as “Additional Units Agent” under and as defined in the Declaration of Covenants,
(6) the rights and obligations of such Participating Party under Paragraph 3(d) of the Declaration of Covenants,
(7) the rights and obligations of such Participating Party in its capacity as “Participant” with respect to an “Undivided Ownership Interest” in the “Existing Units” under and as those terms are defined in the Nuclear Managing Board Agreement,
(8) the rights and obligations of such Participating Party in its capacity as “Participant” with respect to an “Undivided Ownership Interest” in “Plant Hatch” under and as those terms are defined in the Nuclear Managing Board Agreement,
(9) if such Participating Party is “Participants’ Agent” under and as defined in the Nuclear Management Board Agreement, the rights and obligations of such Participating Party in its capacity as “Participants’ Agent” as agent for the other “Participants” in accordance with the “Participation Agreements” under and as those terms are defined in the Nuclear Managing Board Agreement,
(10) such Participating Party’s “Ownership Interest” in the “Existing Units” as those terms are defined in the Operating Agreement,
(11) such Participating Party’s “Undivided Ownership Interest” in the “Existing Units” as those terms are defined in the Nuclear Managing Board Agreement,
(12) such Participating Party’s “Ownership Interest” in “Plant Hatch” as those terms are defined in the Nuclear Managing Board Agreement, and
(13) if such Participating Party is “Agent” under and as defined in the Development Agreement, the rights and obligations of such Participating Party in its capacity as “Agent” under and as defined in the Development Agreement.
3.04    Article VII Amended Section. In the Original Owners Direct Agreement, Article VII of the Ownership Agreement was amended to revise Section 7.4 by deleting subsection (a) in its entirety and replacing it with a new subsection (a). Pursuant to this Agreement, Article VII of the Ownership Agreement is hereby further amended such that paragraph (a) of Section 7.4 of the Ownership Agreement shall be restated in its entirety as follows:
(a)    After the Effective Date but prior to Commercial Operation of each Additional Unit, the Participating Parties shall be responsible for, and shall pay, the Cost of Construction of each Additional Unit incurred after the Effective Date but prior to Commercial Operation in proportion to their respective Ownership Interests in such Additional Units (except as provided in Section 7.11) in accordance with the further provisions of this Section 7.4; provided, however, that in the event the Agent delivers a Project Termination Notice in accordance with Section 2.08(a)(i) of the Owners Direct Agreement, (i) upon the earlier to occur of (A) DOE’s completion of the CCA Assignment and Assumption in accordance with Section 2.08(c)(v) of the Owners Direct Agreement or (B) the commencement of the CCA Suspension Period in accordance with Section 2.08(c)(ii) of the Owners Direct Agreement, the Owners shall not be responsible for payment of any Cost of Construction under the Construction Completion Agreement incurred after the date of either such occurrence, and (ii) upon the earlier to occur of (A) DOE’s completion of the Services Agreement Assignment and Assumption in accordance with Section 2.08(c)(vi) of the Owners Direct Agreement or (B) the commencement of the Services Agreement Interim Period in accordance with Section 2.08(c)(iii) of the Owners Direct Agreement, the Owners shall not be responsible for payment of any Cost of Construction under the Services Agreement incurred after the date of either such occurrence. All Fuel Costs for each Additional Unit incurred after the Effective Date but prior to Commercial Operation of such Additional Unit shall be paid by the Parties in accordance with the provisions of Section 4.6 hereof and pursuant to the further provisions of this Section 7.4.

SECTION 4:	Representations and Warranties.
4.01    Owner Representations and Warranties. Each Owner and MEAG (each, an “Owner Party”) hereby represents and warrants to DOE (but only with respect to such Owner Party making the representation and warranty):
(a)Due Organization.
(i)     GPC is duly organized, validly existing and in good standing under the laws of the State of Georgia; OPC is duly organized, validly existing and in good standing under the laws of the State of Georgia; MEAG is a public body corporate and politic and an instrumentality of the State of Georgia duly organized and validly existing under the laws of the State of Georgia; each MEAG Borrower is duly organized, validly existing and in good standing under the laws of the State of Georgia; and Dalton is an incorporated municipality in the State of Georgia duly organized and validly existing under the laws of the State of Georgia.
(ii)    Such Owner Party has the requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in the State of Georgia and in any other jurisdiction in which the transaction of its business makes such qualification necessary and the failure to be so qualified would reasonably be expected to have a material adverse effect on such Owner Party.
(b)Authorization. Such Owner Party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by such Owner Party has been duly authorized by the necessary action on the part of such Owner Party; this Agreement has been duly executed and delivered by such Owner Party and is the valid and binding obligation of such Owner Party enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws for the general relief of creditors and general principles of equity, regardless of whether enforcement is considered in a proceeding at law or in equity.
(c)Non-Contravention. The execution, delivery and performance of this Agreement by such Owner Party and the consummation of the transactions contemplated hereby do not and will not contravene the organizational documents of such Owner Party and do not and will not conflict with or result in a breach of or default under any material indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling to which such Owner Party is a party or by which it or any of its material properties is bound or affected.
(d)Approvals. There are no approvals or consents of governmental authorities or other Persons not yet obtained, the absence of which would materially impair such Owner Party’s ability to execute, deliver and perform its obligations under this Agreement.
(e)No Previous Assignments. Such Owner Party has no notice of, and has not consented to, any previous assignment by any Borrower of all or any part of its rights under the Assigned Agreements (other than the assignment by GPC to the GPC Collateral Agent pursuant to the GPC Security Documents, the assignment by each MEAG Borrower to the MEAG Borrower Collateral Agent pursuant to the MEAG Borrower Security Documents of such MEAG Borrower and the assignment by OPC to the OPC Trustee pursuant to the OPC Indenture).
4.02    Rural Utilities Service. OPC hereby represents and warrants to each other party to this Agreement, as of the date of this Agreement, that OPC has satisfied all conditions required to be satisfied by it under the loan contract currently in effect between OPC and the Rural Utilities Service in connection with the execution and delivery of, and performance of its obligations under, this Agreement; such execution, delivery and performance do not and will not violate the terms and conditions of such loan contract; and there are no approvals or consents required to be obtained from, or filings or other reports to be made with, the Rural Utilities Service, under such loan contract or otherwise, in connection with such execution, delivery and performance that have not already been obtained or made.
SECTION 5: Other Covenants of Owners’ Agent and Owners.
5.01    Debarment Regulations. GPC, as the Owners’ Agent, agrees not to enter into any transactions in connection with the Project with any Person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations.
5.02    Timber and Mineral Rights. The Owners shall not, individually or through the Owners’ Agent or the Operator, (a) mine, extract or separate any timber, coal, ore, gas (natural or otherwise), oil or other minerals from the Identified Sites (as defined in the Ownership Agreement) or any other real property rights that constitute Additional Unit Properties (as defined in the Ownership Agreement), or (b) transfer any rights or interests in any such timber, coal, ore, gas (natural or otherwise), oil or other minerals to any other Person, unless, in each of cases (a) and (b), doing so could not reasonably be expected to materially impair the ability of any Person to construct or operate the Project or the use of the collateral that makes up any

Security Interest taken as a whole for the purposes for which it is held by the applicable Borrower.
SECTION 6: Miscellaneous Provisions.
6.01    Notices and Other Communications. All notices, consents and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows:
If to GPC:
Georgia Power Company
241 Ralph McGill Blvd.
Atlanta, GA 30308
Attention: Office of the General Counsel
Facsimile: (404) 506-2725
Email: mmlackey@southernco.com

If to OPC:
Oglethorpe Power Corporation
2100 East Exchange Place
Tucker, Georgia 30034-5336
Attention: Executive Vice President, Chief Financial Officer
Facsimile: (770) 270-7977
Email: betsy.higgins@opc.com

With a copy to:

Oglethorpe Power Corporation
2100 East Exchange Place
Tucker, Georgia 30034-5336
Attention: Senior Vice President and General Counsel
Facsimile: (770) 270-7977
Email: annalisa.bloodworth@opc.com

If to MEAG:
Municipal Electric Authority of Georgia
1470 Riveredge Pkwy, NW
Atlanta, Georgia 30328-4686
Attention: President and CEO
Facsimile: 866-422-2976
Email: jfuller@meagpower.org

With a copy to:
Municipal Electric Authority of Georgia
1470 Riveredge Pkwy, NW
Atlanta, Georgia 303028-4686
Attention: Senior Vice President & General Counsel
Facsimile: (866) 422-2976
Email: pdegnan@meagpower.org

If to SPVJ:
MEAG Power SPVJ, LLC
c/o Municipal Electric Authority of Georgia
1470 Riveredge Pkwy, NW
Atlanta, Georgia 30328-4686
Attention: President and CEO
Facsimile: 866-422-2976
Email: jfuller@meagpower.org

With a copy to:
Municipal Electric Authority of Georgia
1470 Riveredge Pkwy, NW
Atlanta, Georgia 303028-4686
Attention: Senior Vice President & General Counsel
Facsimile: 866-422-2976
Email: pdegnan@meagpower.org

If to SPVM:
MEAG Power SPVM, LLC
c/o Municipal Electric Authority of Georgia
1470 Riveredge Pkwy, NW
Atlanta, Georgia 30328-4686
Attention: President and CEO
Facsimile: 866-422-2976
Email: jfuller@meagpower.org

With a copy to:
Municipal Electric Authority of Georgia
1470 Riveredge Pkwy, NW
Atlanta, Georgia 303028-4686
Attention: Senior Vice President & General Counsel
Facsimile: 866-422-2976
Email: pdegnan@meagpower.org

If to SPVP:
MEAG Power SPVP, LLC
c/o Municipal Electric Authority of Georgia
1470 Riveredge Pkwy, NW
Atlanta, Georgia 30328-4686
Attention: President and CEO
Facsimile: 866-422-2976
Email: jfuller@meagpower.org

With a copy to:
Municipal Electric Authority of Georgia
1470 Riveredge Pkwy, NW
Atlanta, Georgia 303028-4686
Attention: Senior Vice President & General Counsel
Facsimile: 866-422-2976
Email: pdegnan@meagpower.org

If to Dalton:

Board of Water, Light and Sinking Fund
Commissioners of The City of Dalton, Georgia
d/b/a Dalton Utilities
1200 V. D. Parrott, Jr. Parkway
Dalton, Georgia 30721
Attention: CEO
Facsimile: (706) 278-7230
Email: dcope@dutil.com

If to DOE:

United States Department of Energy
Loan Guarantee Program
1000 Independence Avenue, SW
Washington, D.C. 20585
Attn: Director, Portfolio Management
Facsimile: (202) 287-6967
Email: lpo.portfolio@hq.doe.gov

With a copy to:

United States Department of Energy
Loan Guarantee Program
1000 Independence Ave., SW
Washington, D.C. 20585
Attn: Kenneth Cestari
Email: Kenneth.Cestari@hq.doe.gov
Telephone: (202) 287-5523

If to the GPC Collateral Agent or the MEAG Borrower Collateral Agent:

PNC Bank, National Association,
doing business as Midland Loan Services, a division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, KS 66210
Attention: Government Services
Telephone: (913) 253-9000
Facsimile: (913) 253-9709
Email address: mls.doe@midlandls.com

With a copy to (which copy shall not constitute notice):

PNC Bank, National Association,
doing business as Midland Loan Services, a division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, KS 66210
Attention: General Counsel
Telephone: (913) 253-9000
Facsimile: (913) 253-9709
Email address: governmentservices@midlandls.com

All notices or other communications required or permitted to be given hereunder shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service, (c) in the event overnight delivery service is not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by facsimile (with such transmission verified by return transmission by first class mail, facsimile or electronic mail), or (e) if transmitted by electronic mail (with such transmission verified by return transmission by first class mail, facsimile or electronic mail). Notice so given shall be effective upon delivery to the addressee, except that (x) communications or notices transmitted by facsimile or other direct electronic means shall be deemed to have been validly and effectively given on the day (if a Federal Government Business Day and, if not, on the next following Federal Government Business Day) on which it is validly transmitted if received (with such receipt subsequently verified by return transmission by first class mail, facsimile or electronic mail) before 2:00 p.m., recipient’s time, and if received after that time, on the next following Federal Government Business Day and (y) if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender.

Any party shall have the right to change its address for notice hereunder to any other location by giving prior notice to the other parties in the manner set forth above.
6.02    Governing Law; Submission to Jurisdiction.
(a)The validity, construction, and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia.
(b)The parties hereto agree to the non-exclusive jurisdiction of the United States District Court for the District of Columbia for any legal proceedings that may be brought by a party hereto arising out of or in connection with this Agreement or for recognition or enforcement of any judgment. Each party hereto accepts, generally and unconditionally, the jurisdiction of the aforesaid court for legal proceedings arising out of or in connection with this Agreement. Each party hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing court on the basis of forum non-conveniens or improper venue. For the avoidance of doubt, the parties hereto do not, by this Section 6.02, waive any first-to-file challenges to venue.
6.03    Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.
6.04    Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties shall constitute a single binding agreement. The delivery of an executed counterpart of this Agreement by electronic means, including by telecopy, facsimile or by portable document format (PDF) attachment to email, shall be as effective as delivery of an original executed counterpart of this Agreement.
6.05    Headings Descriptive. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not affect the construction of or interpretation of and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
6.06    Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.
6.07    Amendments, Waivers. No amendment, modification or waiver of any of the provisions of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and signed by each of the parties hereto, and any waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

6.08    Remedies Cumulative. The rights and remedies of the parties under this Agreement are cumulative, not alternative, and are not exclusive of any rights or remedies provided by law.
6.09    Termination. The Owners agree not to terminate the Ownership Agreement prior to the Agreement Termination Date. On the Agreement Termination Date, this Agreement shall be deemed terminated and each of the Parties shall be released, relieved and discharged from any obligation or liability hereunder other than any liabilities on the part of a Borrower accruing on or prior to such Borrower’s Debt Termination Date, and DOE agrees upon the Agreement Termination Date to provide a written release, discharge and satisfaction of this Agreement; provided, however, that if DOE has completed the CCA Assignment and Assumption and/or the Services Agreement Assignment and Assumption, then Sections 1.01, 1.02, 2.07, 2.08(c)(iv), (vii), (viii) and (ix), 2.08(d) and (e), 6.01 through 6.09 (inclusive) and 6.12 through 6.17 (inclusive) shall survive until such time as the Owners no longer have any obligations to DOE under Sections 2.08(c)(vii), 2.08(d) and (e) and DOE no longer has any obligations to the Owners under Section 2.08(c)(iv).
6.10    Successors and Assigns.
(c)This Agreement may be assigned by a DOE Collateral Agent to a successor collateral agent or trustee in accordance with the applicable Loan Guarantee Documents and otherwise in accordance with the written consent of the other parties hereto. Upon an assignment of this Agreement by any DOE Collateral Agent, such DOE Collateral Agent will be released from its obligations hereunder in accordance with the applicable Loan Guarantee Documents to which it is a party.
(d)This Agreement may not be assigned by any Borrower without the prior consent of the applicable DOE Collateral Agent in accordance with the applicable Loan Guarantee Documents.
6.11    Further Assurances. Each Owner shall act in a commercially reasonable manner to cooperate with the DOE Collateral Agents and perform all additional acts reasonably requested by them to effectuate the purposes of this Agreement. Each of the parties hereto agrees that it shall act in a commercially reasonable manner to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if reasonably requested) as any DOE Collateral Agent may reasonably request to effectuate the terms of this Agreement, including to create or perfect in the State of Georgia and elsewhere a Security Interest in favor of any DOE Collateral Agent in and to the Assigned Agreements.
6.12    Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.
6.13    Recordation; Covenants Running with the Land. This Agreement or a memorandum thereof may be filed of record in the real property records of the county in the State of Georgia in which the Project is located. All provisions of this Agreement, including the benefits and burdens, shall run with the land and be binding upon and inure the benefit of the parties hereto and their respective successors, assigns, personal representatives, lessees, permittees and licensees, and such provisions shall be deemed to be enforceable covenants and equitable servitudes running with the land and shall bind any person having at any time any interest or estate in the rights and benefits granted herein as though such provisions were recited and stipulated in full in each and every deed of conveyance, license or lease thereof or occupancy agreement pertaining thereto.
6.14    Conflict of Documents. In the event of any ambiguity, conflict or inconsistency between the provisions of this Agreement and the Assigned Agreements, the provisions of this Agreement shall prevail and govern to the extent of such ambiguity, conflict or inconsistency.
6.15    Relationship of Parties. This Agreement is not intended to and does not create or establish between the parties any relationship as partners, joint venturers, employer and employee, master and servant, or principal and agent.
6.16    Compliance with Applicable Law. The exercise of the rights and remedies of DOE and each DOE Collateral Agent party hereto pursuant to the Security Documents shall be in accordance with all applicable laws, including, to the extent applicable, receipt of NRC approval for the exercise by such Person of the applicable right or remedy.
6.17    Restrictions on Transfers of Undivided Ownership Interests. Notwithstanding any provision of this Agreement to the contrary, DOE and each DOE Collateral Agent party hereto acknowledges and agrees that:
(a)     prior to and in connection with any sale by judicial action or power of sale pursuant to a Borrower’s Security Documents or otherwise with respect to all or any portion of (i) such Borrower’s undivided interest in the Additional Units or (ii) the MEAG SPV Equity, as applicable, the DOE Collateral Agent under such Security Documents must comply with the provisions of Section 4.2(g) of the Ownership Agreement (as amended hereby);
(b)     prior to any sale by judicial action or power of sale pursuant to a Borrower’s Security Documents or otherwise with respect to all or any portion of (i) such Borrower’s undivided interest in the Additional Units or (ii) the MEAG SPV Equity, as applicable, the rights of DOE and each DOE Collateral Agent, whether directly or indirectly through a receiver, to take possession of, or make any payments or perform any obligations with respect to, all or such portion of such Borrower’s undivided interest, must be exercised in accordance with the Owner Documents, as amended by (or otherwise as agreed in) this Agreement; and
(c)     such undivided interest (or MEAG SPV Equity, as applicable) or portion thereof, whether purchased pursuant to any such sale by judicial action or power of sale or otherwise, shall be subject, without limitation, to the Owner Documents, as amended by this Agreement, and the purchaser of any such ownership interests must accede to (i) the rights and obligations of such Borrower under the Ownership Agreement as a “Participating Party” solely with respect to the portion of its “Ownership Interest” in the “Additional Units” (as those terms are defined in the Ownership Agreement) acquired by such purchaser, (ii) the rights and obligations of such Borrower under the Operating Agreement solely with respect to the portion of its “Ownership Interest” in the “Additional Units” (as those terms are defined in the Operating Agreement)

acquired by such purchaser, (iii) the rights and obligations of such Borrower under the Declaration of Covenants as an “Additional Units Owner” solely with respect to the portion of its ownership interest in the “Additional Units Property” (as those terms are defined in the Declaration of Covenants) acquired by such purchaser, and (iv) the rights and obligations of such Borrower under the Nuclear Managing Board Agreement solely as a “Participant” with respect to the portion of its “Undivided Ownership Interest” in the “Additional Units” and related facilities, equipment, inventory and common facilities (as those terms are defined in the Nuclear Managing Board Agreement) acquired by such purchaser, in each of the foregoing cases (i) through (iv) arising from and after the date of such assumption.
For the avoidance of doubt, nothing in this Section 6.17 requires or permits such purchaser to accede to:
(1)     if such Borrower is “Agent” under and as defined in the Ownership Agreement, the rights and obligations of such Borrower in its capacity as “Agent” under and as defined in the Ownership Agreement;
(2)     if such Borrower is “Agent” under and as defined in the Operating Agreement, the rights and obligations of such Borrower in its capacity as “Agent” under and as defined in the Operating Agreement;
(3)     the rights and obligations of such Borrower in its capacity as “Participating Party” with respect to its “Ownership Interest” in the “Existing Units” under and as those terms are defined in the Operating Agreement;
(4)     the rights and obligations of such Borrower in its capacity as an “Existing Units Owner” under and as defined in the Declaration of Covenants;
(5)     if such Borrower is “Additional Units Agent” under and as defined in the Declaration of Covenants, the rights and obligations of such Borrower in its capacity as “Additional Units Agent” under and as defined in the Declaration of Covenants;
(6)     the rights and obligations of such Borrower under Paragraph 3(d) of the Declaration of Covenants;
(7)     the rights and obligations of such Borrower in its capacity as “Participant” with respect to an “Undivided Ownership Interest” in the “Existing Units” under and as those terms are defined in the Nuclear Managing Board Agreement;
(8)     the rights and obligations of such Borrower in its capacity as “Participant” with respect to an “Undivided Ownership Interest” in “Plant Hatch” under and as those terms are defined in the Nuclear Managing Board Agreement;
(9)     if such Borrower is “Participants’ Agent” under and as defined in the Nuclear Managing Board Agreement, the rights and obligations of such Borrower in its capacity as “Participants’ Agent” as agent for the other “Participants” in accordance with the “Participation Agreements” under and as those terms are defined in the Nuclear Managing Board Agreement;

(10)     such Borrower’s “Ownership Interest” in the “Existing Units” as those terms are defined in the Operating Agreement;
(11)     such Borrower’s “Undivided Ownership Interest” in the “Existing Units” as those terms are defined in the Nuclear Managing Board Agreement;
(12)     such Borrower’s “Ownership Interest” in “Plant Hatch” as those terms are defined in the Nuclear Managing Board Agreement; and
(13)     if such Borrower is “Agent” under and as defined in the Development Agreement, the rights and obligations of such Borrower in its capacity as “Agent” under and as defined in the Development Agreement.
6.18    Effectiveness. By executing this Agreement, the parties hereto agree to be bound by the terms of this Agreement as of the date first written above.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first above written.

Signed, sealed and delivered in the presence of: /s/ Joshua Andrews Witness /s/ Janie H. Dumas Notary Public My Commission expires: August 29, 2021 Notarial Seal	GEORGIA POWER COMPANY, For itself and as the Owners’ Agent By:/s/ Xia Liu Name:Xia Liu Its: Executive Vice President, Chief Financial Officer and Treasurer Attest:/s/ Kristi L. Dow Its:Assistant Secretary
(CORPORATE SEAL)

Signed, sealed and delivered in the presence of: /s/ Shalewa Smith Witness /s/ Sharon H. Wright Notary Public My Commission expires: October 22, 2019 Notarial Seal
OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
By:/s/ Elizabeth B. Higgins
Name:Elizabeth B. Higgins
Its:Executive Vice President and Chief Financial Officer
Attest:/s/ Jo Ann Smith
Its:Assistant Secretary

(CORPORATE SEAL)

Signed, sealed and delivered in the presence of: /s/ Mark Buckner Witness /s/ Pam Witherow Notary Public My Commission expires: May 13, 2019 Notarial Seal
CITY OF DALTON, GEORGIA
BY: BOARD OF WATER, LIGHT AND SINKING FUND COMMISSIONERS
d/b/a DALTON UTILITIES
By:/s/ Tom Bundros
Name:Tom Bundros
Title:President and Chief Executive Officer
Attest:/s/ John Thomas
Its:Chief Energy Services Officer

(SEAL)

[Signature Page to Owners Direct Agreement]

Signed, sealed and delivered in the presence of: /s/ Deidria Dismuke Witness /s/ Ashley Newman Notary Public My Commission expires: January 24, 2023 Notarial Seal	MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA By:/s/ James E. Fuller Name:James E. Fuller Its: President and Chief Executive Officer Attest:/s/ Steven M. Jackson Its: Assistant Secretary - Treasurer
Signed, sealed and delivered in the presence of: /s/ Deidria Dismuke Witness /s/ Ashely Newman Notary Public My Commission expires: January 24, 2023 Notarial Seal
(SEAL)

MEAG POWER SPVJ, LLC

By: MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, as its sole Member
By:/s/ James E. Fuller
Name:James E. Fuller
Its: President and Chief Executive Officer
Attest:/s/ Steven M. Jackson
Its: Assistant Secretary - Treasurer

Signed, sealed and delivered in the presence of: /s/ Deidria Dismuke Witness /s/ Ashley Newman Notary Public My Commission expires: January 24, 2023 Notarial Seal
(SEAL)

MEAG POWER SPVM, LLC

By: MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, as its sole Member
By:/s/ James E. Fuller
Name:James E. Fuller
Its: President and Chief Executive Officer
Attest:/s/ Steven M. Jackson
Its: Assistant Secretary - Treasurer

(SEAL)

Signed, sealed and delivered in the presence of: /s/ Deidria Dismuke Witness /s/ Ashley Newman Notary Public My Commission expires: January 24, 2023 Notarial Seal
MEAG POWER SPVP, LLC

By: MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, as its sole Member

By: /s/ James E. Fuller
Name:James E. Fuller
Its: President and Chief Executive Officer

Attest: /s/ Steven M. Jackson
Its:Assistant Secretary - Treasurer

[Signature Page to Owners Direct Agreement]

Signed, sealed and delivered in the presence of: /s/Edward Kania Witness /s/Shafia Tanvir Notary Public My Commission expires: Notarial Seal	U.S. DEPARTMENT OF ENERGY By: /s/Doug Schultz Name: Doug Schultz Its: Director, Loan Programs Office, Origination Division Attest: /s/Edward Kania Its: Loan Programs Office
(SEAL)

Signed, sealed and delivered in the presence of: /s/John Kirtley Witness /s/Katrina Garrard Notary Public My Commission expires: Notarial Seal
PNC BANK, NATIONAL ASSOCIATION,
Doing business as Midland Loan Services, a division of PNC Bank, National Association,

as Collateral Agent
By:   /s/Cynthia A. Bicknell
Name:  Cynthia A. Bicknell
Its:        Senior Vice President
Attest:  /s/R. Scott Shackelford
Its:       Assistant Secretary

(SEAL)

[Signature Page to Owners Direct Agreement]

Appendix A

ADDITIONAL ASSIGNED AGREEMENTS

1.
The Contract DE-CR01-09RW09005 (Vogtle Electric Generating Plant, Unit 3), dated November 5, 2008, as amended on November 5, 2008, between the Operator and the U.S. Department of Energy, and the Contract DE-CR01-09RW09006 (Vogtle Electric Generating Plant, Unit 4), dated November 5, 2008, as amended on November 5, 2008, between the Operator and the U.S. Department of Energy;

2.	the Amended and Restated Nuclear Operating Agreement, dated as of April 21, 2006, between the Owners’ Agent and the Operator;

3.
the Letter Agreement, dated July 28, 2006, and the Letter Agreement dated July 30, 2008, as amended by the Amendment to Letter Agreement, dated as of January 24, 2018, in each case between GPC, as Owners’ Agent, and the Operator;

4.	the Guaranty Agreement, dated as of October 23, 2017, by Bechtel Nuclear, Security & Environmental, Inc. in favor of GPC, acting for itself and as Owners’ Agent; and

5.	the Additional Project Documents (as defined in each Amended and Restated Loan Guarantee Agreement).

A-1

Appendix B

ILLUSTRATIONS

1.	Illustration of an Initial Closing under Section 2.08(d)(iii) (Dilution Option)
For illustrative purposes only, if GPC was the applicable Owner and the Owner Payment Amount for GPC was $1,000,000,000 and the DOE Initial Closing Payment Amount with respect to GPC’s Ownership Interest was $1,000,000,000, then the Initial Transferred Proportionate Interest would be equal to 0.5 times GPC’s 45.7% Final Percentage Interest, such that GPC would retain a 22.85% Ownership Interest and would assign and convey to DOE a 22.85% Ownership Interest.

2.	Illustration of a Subsequent Closing under Section 2.08(d)(iv) (Dilution Option)
For illustrative purposes only, if GPC was the applicable Owner and the Owner Payment Amount for GPC was $1,000,000,000 and the DOE Initial Closing Payment Amount with respect to GPC’s Ownership Interest was $1,000,000,000, then the Initial Transferred Proportionate Interest would be equal to 0.5 times GPC’s 45.7% Final Percentage Interest, such that GPC would retain a 22.85% Ownership Interest and would assign and convey to DOE a 22.85% Ownership Interest at the Initial Closing. For such illustrative purposes, assuming DOE incurred $500,000,000 of additional ODA Cost of Construction during the next fiscal quarter with respect to GPC’s Ownership Interest and GPC incurred no additional ODA Cost of Construction during the next fiscal quarter (as GPC would have no obligation to pay Cost of Construction), then the DOE Additional Payment Amount would be equal to $1,500,000,000, the New Aggregate Percentage Interest would be equal to 0.6 times GPC’s 45.7% Final Percentage Interest (or 27.42%), and the Additional Proportionate Interest would be equal to 27.42% minus 22.85% (or 4.57%). Following such Subsequent Closing, DOE would own a 27.42% Ownership Interest and GPC would retain an 18.28% Ownership Interest.

3.	Illustration of a closing under Section 2.08(e)(ii) (Installment Option) (OPC-specific)

•
Assumptions: DOE completes the CCA Assumption and Assignment and the Services Agreement Assignment and Assumption and at that point in time of the CCA Assignment and Assumption (1) OPC’s Ownership Interest is 30% and (2) OPC has aggregate ODA Cost of Construction of $2 billion.

•	Under Section 2.08(e) DOE elects to purchase all of OPC’s Ownership Interest.

•
Prior to the first installment payment, DOE spends $200 million on ODA Cost of Construction relating to OPC’s then 30% Ownership Interest; and then between the first installment payment and the second installment payment DOE spends another $200 million on ODA Cost of Construction relating to the 30% Ownership Interest (note, for the formula that amount will be reduced as OPC will no longer own a 30% Ownership Interest -- see below).

•
Prior to the first installment payment, OPC spends an additional $20 million on ODA Cost of Construction relating to OPC’s then 30% Ownership Interest (property taxes, etc.); and then between the first installment payment and the second installment payment OPC spends another $10 million on ODA Cost of Construction relating to its then reduced Ownership Interest.

B-1

•	The first installment payment would be $50.5 million ($2.02 billion in OPC unreimbursed ODA Cost of Construction (the initial $2 billion plus the additional $20 million) x (1 / (40-0))).

•
On the first installment payment date, OPC is to transfer an Ownership Interest = 30% x (($50.5 million installment payment + $200 million in DOE ODA Cost of Construction) / ($2.02 billion in OPC unreimbursed ODA Cost of Construction + $200 million in DOE ODA Cost of Construction)). This is 30% x 0.1128. This is 3.384% transferred (so OPC retains 30% - 3.384% or 26.616%).

•
On the second installment payment date, OPC is to transfer an Ownership Interest = 26.616% x (($50.76 million installment payment ($1.9795 billion in OPC unreimbursed ODA Cost of Construction (the $2.02 billion referenced in the bullet point above, minus the $50.5 million previous installment, plus the additional $10 million) x (1 / (40-1))) + $177.44 million in DOE ODA Cost of Construction (the portion of the $200 million on 30% bears to 26.616%))/($1.9795 billion in OPC unreimbursed ODA Cost of Construction + $177.44 million in DOE ODA Cost of Construction). This is 26.616% x 0.1058. This is 2.816% transferred (so OPC retains 26.616% - 2.816% or 23.800%).

•	Etc.

B-2